Exhibit 99.1

IMPORTANT NOTICE

IMPORTANT: You must read the following before continuing. The following disclaimer applies to the attached Consent Solicitation Memorandum (the “Consent Solicitation Memorandum”), whether received by email or otherwise received as a result of electronic communication, and you are therefore required to read it carefully before accessing, reading or making any other use of the Consent Solicitation Memorandum. By accessing the Consent Solicitation Memorandum, including any e-mail to which the Consent Solicitation Memorandum may have been attached, you shall be deemed (in addition to giving the representations below) to agree to be bound by all of the following terms and conditions, including any modifications to them from time to time, each time you receive any information from Interpipe Limited (the “Issuer”) and/or Citibank, N.A., London Branch (the “Tabulation Agent”) as a result of such acceptance and access. Capitalised terms used but not otherwise defined in this disclaimer shall have the meanings given to them in the attached Consent Solicitation Memorandum.

Confirmation of your representation: In order to be eligible to view the Consent Solicitation Memorandum or participate in the Consent Solicitation, you must be able to participate lawfully in the Consent Solicitation on the terms and subject to the conditions set out in the Consent Solicitation Memorandum. The Consent Solicitation Memorandum was sent at your request and by accessing the Consent Solicitation Memorandum you shall be deemed (in addition to the above) to have represented to the Issuer and the Tabulation Agent that:

(A)                     you are a person to whom it is lawful to send the Consent Solicitation Memorandum and for the Issuer to make an invitation pursuant to the Consent Solicitation in accordance with applicable laws and regulations;

(B)                     if you are in the European Economic Area (the “EEA”), you are (i) a qualified investor (as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”)) and (ii) not a retail investor. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (“IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation.

(C)                     you consent to delivery of the Consent Solicitation Memorandum to you by electronic transmission;

(D)                     you are not a Sanctions Restricted Person (as defined in the Consent Solicitation Memorandum); and

(E)                      you are a holder or a beneficial owner of the Existing Notes (as defined herein).

THE CONSENT SOLICITATION MEMORANDUM MAY NOT BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER. FAILURE TO COMPLY WITH THESE REQUIREMENTS MAY RESULT IN A VIOLATION OF APPLICABLE LAWS. IF YOU HAVE NOT PROVIDED THE ISSUER WITH THE CONFIRMATION DESCRIBED ABOVE OR HAVE GAINED ACCESS TO THE CONSENT SOLICITATION MEMORANDUM CONTRARY TO ANY OF THE FOREGOING RESTRICTIONS, YOU ARE NOT AUTHORISED TO RECEIVE THE CONSENT SOLICITATION MEMORANDUM OR TO PARTICIPATE IN THE CONSENT SOLICITATION DESCRIBED IN THE CONSENT SOLICITATION MEMORANDUM.

The Consent Solicitation Memorandum has been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic transmission and consequently none of the Issuer, the Tabulation Agent or the Trustee named herein, or any person who controls, or is a director, officer, employee, agent or affiliate of, any such person accepts any liability or responsibility whatsoever in respect of any difference between the Consent Solicitation Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Tabulation Agent.

Any materials relating to the Consent Solicitation do not constitute, and may not be used in connection with, any form of solicitation in any place where such solicitations are not permitted by law.

The Consent Solicitation Memorandum may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply.

The distribution of the Consent Solicitation Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession the Consent Solicitation Memorandum comes are required by the Issuer, the Tabulation Agent and the Trustee to inform themselves about, and to observe, any such restrictions.

If you are not eligible to view this Consent Solicitation Memorandum please contact the Tabulation Agent (Telephone: +44 20 7508 3867 / Email: exchange.gats@citi.com).

Consent Solicitation Memorandum dated 14 August 2019

Invitation by

Interpipe Limited

(registered in Cyprus) (the “Issuer”)

to eligible holders of its outstanding

U.S.$200,000,000 10.25 per cent. Notes due 2017 (the “Existing Notes”)

to consent to, among others, (a) amending the Existing Notes (pursuant to the Second Supplemental Trust Deed and Sureties Deeds) to provide for (1) their redemption in consideration for the issue and delivery of the Redemption Consideration and (2) the substitution of the Issuer of the Existing Notes by Interpipe Holdings Plc (the “Parent”); and (b) authorising the Trustee to enter into the Restructuring Agreement to permit the implementation of the Restructuring on the terms set out therein, and to enter into such documentation and take such action (or to direct the Existing Security Agents to do so, as applicable) as contemplated thereby (including, without limitation, effecting the release and termination of the Existing Security Documents and the termination of the Existing Intercreditor Agreement), as proposed by the Issuer for approval by an extraordinary resolution of the holders of the Existing Notes (an “Extraordinary Resolution”) by way of Written Resolution (the “Consent Solicitation”), all as further described, and subject to the terms set out, in this Consent Solicitation Memorandum. For definitions of capitalised terms used herein, please refer below to “Definitions”.

		Outstanding	Redemption Consideration
Existing Notes	ISIN/ Common Code	principal amount of Existing Notes	New Notes(1)	Performance Securities(2)
U.S.$200,000,000 10.25 per cent. Notes due 2017	XS0310283709 / 031028370	U.S.$200,000,000	U.S.$410.53 per U.S.$1,000 of principal amount of Existing Notes	0.01 per U.S.$1,000 of principal amount of New Notes to be issued

(1)                Rounded down to the nearest U.S.$1.00 in aggregate principal amount of New Notes. Pursuant to the Proposals and upon implementation of the Restructuring as contemplated herein, U.S.$82,105,347.92 in aggregate principal amount of New Notes will be issued to holders of the Existing Notes on the Restructuring Effective Date.

(2)                Rounded down to the nearest whole unit. Pursuant to the Proposals and upon the implementation of the Restructuring as contemplated herein, 821 units of Performance Securities will be issued to holders of the Existing Notes on the Restructuring Effective Date.

Upon approval of the Extraordinary Resolution and as a condition to the implementation of the Restructuring, immediately prior to the Restructuring Effective Date the Issuer or the Parent shall also pay a Restructuring Fee to all Noteholders and a Lock-up Fee to Noteholders who are Locked-up Noteholders pursuant to, and as defined in, the Lock-up Agreement. Each Locked-up Noteholder must submit the instructions referred to in this Consent Solicitation Memorandum identifying itself as a “Locked-Up Noteholder” to be able to receive the Lock-Up Fee.

THE CONSENT SOLICITATION WILL COMMENCE ON 14 AUGUST 2019 AND WILL EXPIRE AT 10.00 A.M. (LONDON TIME) ON 27 AUGUST 2019 (AS THE SAME MAY BE EXTENDED, THE “CONSENT DEADLINE”).  THE DEADLINES SET BY ANY INTERMEDIARY OR CLEARING SYSTEM MAY BE EARLIER THAN THE DEADLINES SET OUT IN THIS CONSENT SOLICITATION MEMORANDUM.

NOTICE TO U.S. HOLDERS: The exchange offer made pursuant to this Consent Solicitation Memorandum is made with respect to the securities of a foreign company. Such exchange offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document have been prepared in accordance with International Financial Reporting Standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the Issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the Issuer may purchase the Existing Notes otherwise than under this Consent Solicitation Memorandum, such as in open market or privately negotiated purchases.

DEFINITIONS

Additional Guarantors	As defined in the New Notes Terms and Conditions.

Business Day

A day (not being a Saturday or a Sunday) on which commercial banks and foreign exchange markets are open for business in the city of London (United Kingdom) and on which Euroclear and Clearstream, Luxembourg are operating.

Clearing Systems	Euroclear and/or Clearstream, Luxembourg.

Clearstream, Luxembourg	Clearstream Banking S.A.

Committee

Argentem Creek Partners LP (in its capacity as investment manager for Pathfinder Strategic Credit LP, Pathfinder Strategic Credit II LP and ACP I Trading LLC), ING Bank N.V. and LoanStar Credit Opportunities Master Fund I L.P, each in its capacity as a member of the co-ordinating committee.

Conditions	The terms and conditions of the Existing Notes.

Consent Conditions

The conditions to the implementation of the Extraordinary Resolution, being (a) the Extraordinary Resolution being duly approved by the Required Proportion, (b) the Issuer not having previously terminated the Consent Solicitation in accordance with the provisions for such termination set out in this Consent Solicitation Memorandum; (c) the execution of the Restructuring Agreement by the parties thereto; and (d) the execution of the Second Supplemental Trust Deed and the Sureties Deeds as contemplated by the Restructuring Agreement.

Consent Deadline	10.00 a.m. on 27 August 2019.

Consent Instruction

The instruction (whether in electronic form or in such other form as is acceptable to the relevant Clearing System) to consent to the Proposals given in such form as is specified by the Issuer from time to time, being initially as specified herein, which Consent Instruction must be submitted by an Eligible Noteholder to the relevant Clearing System in accordance with the procedures of such Clearing System.

Consent Period	The period from, and including, the date of this Consent Solicitation Memorandum to, and including, the Consent Deadline.

Consent Solicitation

The invitation by the Issuer to Eligible Noteholders to consent to the approval of the Proposals by way of Written Resolution in respect of all or some only of its Existing Notes, as described in this Consent Solicitation Memorandum.

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a holder of the Existing Notes.

EEA	European Economic Area.

Eligible Noteholder	Each Noteholder who is a person to whom the Consent Solicitation can be lawfully made and that may lawfully participate in the Consent Solicitation in accordance with applicable laws and regulations and, if such Noteholder is located in the EEA, it is (i) a qualified investor as defined in the Prospectus Regulation and, if applicable and acting on a non-discretionary basis, is acting on behalf of a beneficial owner that is also a qualified investor as defined in the Prospectus Regulation, and (ii) not a retail investor, and, if applicable and acting on a non-discretionary basis, is acting on behalf of a beneficial owner that is also not a retail investor, in each case in respect of the Existing Notes. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (“IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation.

Euroclear	Euroclear Bank SA/NV.

Existing Agency Agreement	The agency agreement dated 2 August 2007 between the Issuer, the Existing Guarantors, Deutsche Trustee Company Limited, as the original trustee and the Agents named therein.

Existing Guarantors

“INTERPIPE NIKO TUBE” LLC (as legal successor to CJSC Interpipe Nikopolsky Seamless Tubes Plant Niko Tube), PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT” (as legal successor to OJSC Interpipe Nizhnedneprovsky Tube Rolling Plant) and LLC “INTERPIPE UKRAINE”.

Existing Intercreditor Agreement

The intercreditor agreement dated 25 November 2011 between, among others, the Issuer, the override agent named therein, Madison Pacific Trust Limited who acceded as trustee on 3 April 2019 and the lenders named therein.

Existing Liabilities

In respect of a Noteholder and at any time, the outstanding principal amount owed to that Noteholder under the Existing Notes together with any and all accrued but unpaid ordinary and accrued default cash pay interest (whether or not capitalised) on that outstanding principal amount.

Existing Notes	The U.S.$200,000,000 10.25 per cent. Notes due 2017.

Existing Security Agents	UniCredit Bank AG, London branch and JSC “ING Bank Ukraine”.

Existing Security Documents	The documents referred to in Schedule 7 to the Restructuring Agreement.

Existing Surety Agreement	Surety Agreement dated 20 July 2007 between, among others, the Issuer, the Existing Guarantors and the trustee named therein.

Existing Trust Deed	The trust deed dated 7 December 2011 amending the trust deed entered into on 2 August 2007, as supplemented by (i) the first supplemental trust deed dated 3 April 2019 between, among others, the Issuer and the Trustee and (ii) the two sureties deeds both dated 3 April 2019 between, among others, the Existing Guarantors and the Trustee, constituting the Existing Notes.

Extraordinary Resolution	The extraordinary resolution passed by way of Written Resolution relating to the Existing Notes as set out in the Notice.

Final Discharge Date	The first date on which the Issuer has repaid in full, and there are no amounts outstanding under or in respect of, the Loan and the New Notes.

Finance Subsidiary	Interpipe Investments Plc.

Group	Prior to the implementation of the Restructuring, the Issuer and its subsidiaries; and following the implementation of the Restructuring, the Parent and its subsidiaries.

Guarantee	The suretyships or guarantees of the Guarantors under the New Notes Guarantee and Surety Agreement and the Standalone Surety Agreement.

Guarantors	The Ukrainian Guarantors and the Non-Ukrainian Guarantors.

Information Memorandum

The Information Memorandum, to be used in connection with the listing of the New Notes on the Securities Official List of LuxSE, included in draft form in Appendix 3 to this Consent Solicitation Memorandum.

Initial Satisfaction Date	As defined in the Restructuring Agreement.

Issuer	Interpipe Limited.

Lender	A lender under the New Facility Agreement.

Loan	The term loan under the New Facility Agreement.

Locked-up Noteholder

(a) each Noteholder which (i) has executed or acceded to the Lock-up Agreement on or before, and remains party on, 1 April 2019; and (ii) still holds locked-up Existing Notes on the date on which it submits a Consent Instruction as contemplated herein; and (b) each Noteholder who acquires locked-up Existing Notes from a Locked-up Noteholder after 1 April 2019, who has acceded to the Lock-up Agreement and still holds locked-up Existing Notes on the date on which it submits a Consent Instruction as contemplated herein, subject in each case to the further conditions detailed in the Lock-up Agreement.

Lock-up Agreement

A lock up agreement dated 11 January 2019 originally made between the Issuer and each member of the Committee, pursuant to which the members of the Committee agreed to support the final Restructuring upon negotiation of the definitive documentation.

Lock-up Fee	As defined in the Lock-up Agreement.

LuxSE	Luxembourg Stock Exchange.

New Facility Agreement

The facility agreement, to be dated shortly prior to the Restructuring Effective Date, between the Parent as borrower, the New Notes Guarantors, Global Loan Agency Services Limited as facility agent and the original lenders party thereto.

New Intercreditor Agreement

An intercreditor agreement to be entered into by, amongst others, the facility agent named therein, the Parent, the Lenders, the Trustee, each New Security Agent and the Guarantors (except PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT”) after the execution of the Restructuring Agreement.

New Notes

The new notes to be issued upon implementation of the Restructuring by the Parent, and guaranteed by the Guarantors, in the aggregate principal amount to be determined after the execution of the Restructuring Agreement to (1) certain Override Lenders and (2) each Noteholder holding Existing Notes on the Restructuring Effective Date in the principal amount (rounded down to the nearest U.S.$1.00) equal to U.S.$410.53 for each U.S.$1,000 of the principal amount of the Existing Notes held on the Restructuring Effective Date.

New Notes Agency Agreement	The New Notes agency agreement to be entered into after the execution of the Restructuring Agreement by the Parent, the Trustee and the agents party thereto, relating to the New Notes.

New Notes Amount	U.S.$82,105,347.92, being the principal amount of the New Notes to be issued to the holders of the Existing Notes pursuant to the Proposals and upon the implementation of the Restructuring.(1)

New Notes Contracts

The New Notes Trust Deed, the New Notes Global Certificate, the New Notes Agency Agreement, the New Notes Guarantee and Surety Agreement, the Standalone Surety Agreement, the New Intercreditor Agreement, the Standalone Intercreditor Agreement and the Shareholder Loan Subordination Agreement.

New Notes Global Certificate	The global note certificate representing the New Notes in substantially the form set out in schedule 2 to the New Notes Trust Deed, to be delivered upon the implementation of the Restructuring.

New Notes Guarantee and Surety Agreement

The New Notes Guarantee and Surety Agreement between the Non-Ukrainian Guarantors, the Ukrainian Guarantors (except for PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT”) and the Trustee, as amended, varied or supplemented from time to time, in each case relating to the New Notes and to be entered into after the execution of the Restructuring Agreement.

(1)         Additional New Notes will be issued to Override Lenders upon the implementation of the Restructuring. The aggregate principal amount of the New Notes to be issued on the Restructuring Effective Date will be determined after the execution of the Restructuring Agreement, in accordance with the provisions thereof.

New Notes Terms and Conditions	The New Notes terms and conditions set out in the Information Memorandum (see “Appendix 3 — Information Memorandum”).

New Notes Trust Deed	The New Notes trust deed to be entered into after the execution of the Restructuring Agreement by the Parent, the Guarantors and the Trustee constituting the New Notes.

New Security Agents	Madison Pacific Trust Limited as New Offshore Security Agent and as New Ukrainian Security Agent, each appointed pursuant to the New Intercreditor Agreement.

New Security Documents	The security documents set out in Schedule 10 to the Restructuring Agreement.

Non-EAF Loan	As defined in the Restructuring Agreement.

Non-Ukrainian Guarantors	Interpipe Limited, Interpipe Central Trade GmbH, Interpipe Europe SA, Interpipe M.E. FZE, KLW-Wheelco SA, North American Interpipe Inc., Steel.One Limited and KLW Limited.

Noteholder Proportion	The ratio of (x) the aggregate initial principal amount of the New Notes to be issued upon the implementation of the Restructuring to (y) U.S.$355,000,000.

Noteholders	The holders of the Existing Notes, as further described under “The Consent Solicitation — General”.

Notice	The Notice to Noteholders in the form set out in “Form of Notice and Extraordinary Resolution” in Appendix 1.

Override Agreement	The override agreement dated 25 November 2011 made between, amongst others, the Issuer and UniCredit Bank AG, London Branch as override agent.

Override Lender	Each Lender under (and as defined in) the Override Agreement.

Parent	Interpipe Holdings Plc.

Performance Fee Agreement

The agreement between the Finance Subsidiary as debtor, the Issuer and the Original Performance Fee Holders as defined therein, relating to the performance and proceeds fees to be entered into after the execution of the Restructuring Agreement.

Performance Securities

The performance securities to be issued upon implementation of the Restructuring by the Finance Subsidiary and guaranteed by the Parent in the aggregate number to be determined after the execution of the Restructuring Agreement to (1) certain Override Lenders to whom New Notes are issued and (2) each Noteholder holding Existing Notes on the Restructuring Effective Date, in each case in the number of units (rounded down to the nearest whole unit) equal to 0.01 units for each U.S.$1,000 of the New Notes issued to such Override Lender or Noteholder, as the case may be.

Performance Securities Deed of Covenant	The deed of covenant relating to the Performance Securities, to be entered into shortly after the date of the Restructuring Agreement, by the Finance Subsidiary in substantially the form set out in schedule 5 to the Performance Securities Fiscal Agency Agreement

Performance Securities Deed of Guarantee

The deed of guarantee relating to the Performance Securities, to be entered into shortly after the date of the Restructuring Agreement, by the Parent in substantially the form set out in schedule 6 to the Performance Securities Fiscal Agency Agreement.

Performance Securities Documents	The Performance Securities Deed of Covenant, the Performance Securities Deed of Guarantee, the Performance Securities Global Certificate and the Performance Securities Fiscal Agency Agreement.

Performance Securities Fiscal Agency Agreement

The fiscal agency agreement, to be entered into shortly after the date of the Restructuring Agreement, between the Finance Subsidiary as issuer, the Parent (as guarantor) and the Performance Securities Fiscal Agent constituting the Performance Securities.

Performance Securities Fiscal Agent	Citibank, N.A., London Branch in its capacity as fiscal agent in relation to the Performance Securities under the Performance Securities Fiscal Agency Agreement.

Performance Securities Global Certificate	The global certificate representing the Performance Securities in substantially the form set out in schedule 1 to the Performance Securities Fiscal Agency Agreement

Performance Securities Terms and Conditions	The Performance Securities terms and conditions set out in Appendix 2.

Principal Paying Agent	Deutsche Bank AG, London Branch

Proposals	The proposals relating to the Existing Notes as set out herein in the section entitled “The Consent Solicitation”.

Prospectus Regulation	Regulation (EU) 2017/1129.

Redemption Consideration	As defined in “The Consent Solicitation — Redemption Consideration” section of this Consent Solicitation Memorandum.

Record Date	12 September 2019, being the effective record date for Noteholders to receive the Restructuring Fee.

Registrar	Deutsche Bank Luxembourg S.A.

Required Proportion	Consent Instructions by or on behalf of Eligible Noteholders of not less than three quarters in principal amount of the Existing Notes outstanding.

Restructuring

The restructuring of the existing financial indebtedness owed by the Issuer and its subsidiaries with its principal financial creditors — the Lenders (as defined in the Override Agreement), the Noteholders and certain Ukrainian working capital lenders.

Restructuring Agreement	A restructuring agreement in the form set out in Appendix 4 to this Consent Solicitation Memorandum (subject to any amendments thereto (if any) as may be agreed by the Trustee).

Restructuring Effective Date	The date on which all the conditions precedent to the Restructuring are satisfied or waived and the restructuring implementation steps have been completed, as set out in the Restructuring Agreement.

Restructuring Fee

The amount to be paid by the Issuer or Parent as a condition to and immediately prior to the Restructuring Effective Date to each Noteholder for each U.S.$1,000 in the principal amount of the Existing Notes held by such Noteholder on the Record Date, equal to:

(A)        the sum of (a) U.S.$5,900,000 and (b) the same proportion of US$6,600,000 as that which the total amount of unpaid interest and principal owed under and in connection with the Existing Notes bore to the aggregate of all unpaid interest and principal owed under and in connection with all of the Existing Notes and under and in connection with all of the Non-EAF Loans, in each case as at the Strike Date and (c) an aggregate amount equal to the interest sum that would have accrued on a notional amount of principal equal to the New Notes Amount from 1 February 2018 to the Initial Satisfaction Date (inclusive) at an interest rate of 3-month US$ LIBOR plus a margin of 8 per cent. per annum for successive interest periods of three months, the first such period commencing on 1 February 2018,

(B)        divided by 200,000.

	For the purposes of the above, “3-month US$ LIBOR” means the following:

	Interest Period	Rate per annum
	From and including 1 February 2018 to but excluding 2 May 2018	1.7734%
	From and including 2 May 2018 to but excluding 1 August 2018	2.36294%
	From and including 1 August 2018 to but excluding 1 November 2018	2.34313%
	From and including 1 November 2018 to but excluding 1 February 2019	2.541%
	From and including 1 February 2019 to but excluding 2 May 2019	2.73625%
	From and including 2 May 2019 to but excluding 1 August 2019	2.57563%
	From and including 1 August 2019 to and including the Initial Satisfaction Date	2.25313%

being the London interbank offered rate administered by ICE Benchmark Administration Limited that was displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen for US Dollar loans for a duration of 3 months at 11.00 a.m. two Business Days before the first day of each such interest period.

retail investor

A person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (“IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation.

Sanctions Authority

Each of:

•                  the United States government;

•                  the United Nations;

•                  the EU (or any of its member states including, without limitation, the United Kingdom);

•                  any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; and

•                  the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury, the United States Department of State, the United States Department of Commerce and Her Majesty’s Treasury.

Sanctions Restricted Person

Each person or entity (a “Person”):

(a)         that is, or is directly or indirectly owned or controlled by a Person that is, described or designated in (i) the most current “Specially Designated Nationals and Blocked Persons” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/sdnlist.pdf) or (ii) the Foreign Sanctions Evaders List (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/fse/fselist.pdf) or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: https://eeas.europa.eu/headquarters/headquarters-homepage_en/8442/Consolidated%20list%20of%20sanctions); or

(b)         that is otherwise the subject of any sanctions administered or enforced by any Sanctions Authority,

other than solely by virtue of their inclusion in: (i) the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf) (the “SSI List”), (ii) Annexes 3, 4, 5 and 6 of Council Regulation No. 833/2014, as amended by Council Regulation No. 960/2014 and Council Regulation (EU) No 1290/2014 and Council Regulation (EU) No 2015/1797 (the “EU Annexes”), or (iii) any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes.

Second Supplemental Trust Deed

The second supplemental trust deed to be entered into to give effect to the Extraordinary Resolution (by way of Written Resolution) to amend the Conditions to effect the redemption of the Existing Notes.

Securities Act	The United States Securities Act of 1933.

Shareholder Loan Subordination Agreement	The subordination agreement, between, amongst others, the Parent, the Trustee and direct shareholders in the Parent, to be entered into after the execution of the Restructuring Agreement.

Standalone Intercreditor Agreement

A standalone intercreditor agreement to be entered into by, amongst others, the facility agent named therein, the Lenders, the Trustee, each New Security Agent and PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT” after the execution of the Restructuring Agreement.

Standalone Surety Agreement

The surety agreement between PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT” and the Trustee, as amended, varied or supplemented from time to time, relating to the New Notes and to be entered into after the execution of the Restructuring Agreement.

Strike Date	2 May 2019.

Sureties Deeds

The two sureties deeds, the first between (i) “INTERPIPE NIKO TUBE” LLC, LLC “INTERPIPE UKRAINE” and the Trustee, and the second between (ii) PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT” and the Trustee, to be entered into to give effect to the Extraordinary Resolution (by way of Written Resolution) to amend the Conditions to effect the redemption of the Existing Notes.

Tabulation Agent	Citibank, N.A., London Branch.

Trustee	Madison Pacific Trust Limited acting as trustee under the Existing Trust Deed or the New Notes Trust Deed (as the context requires).

Ukrainian Guarantors	“INTERPIPE NIKO TUBE” LLC, PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT”, LLC “INTERPIPE UKRAINE”, “DNEPROSTEEL - ENERGO”

LLC, METALLURGICAL PLANT “DNEPROSTEEL” LLC, LLC “KLW UKRAINE”.

Written Resolution

A resolution in writing by or on behalf of persons holding the Required Proportion, effective as an Extraordinary Resolution passed at a meeting of the Noteholders duly convened and held, subject to the terms of the Existing Trust Deed.

THE CONSENT SOLICITATION

Consent Solicitation

The Issuer is inviting each Eligible Noteholder pursuant to the Consent Solicitation to consent to and approve the Proposals as proposed by the Issuer for approval by an Extraordinary Resolution (by way of Written Resolution). The Consent Solicitation is made on the terms and subject to the conditions set out in this Consent Solicitation Memorandum.

The “Proposals” include requesting Noteholders consent to and approve by an Extraordinary Resolution (by way of Written Resolution):

(a)         amending the Existing Notes (pursuant to the Second Supplemental Trust Deed and the Sureties Deeds) to provide for (1) their redemption in consideration for the issue and delivery of the Redemption Consideration and (2) the substitution of the Issuer of the Existing Notes from Interpipe Limited to Interpipe Holdings Plc; and

(b)         authorising the Trustee to enter into the Restructuring Agreement to permit the implementation of the Restructuring on the terms set out therein, and to enter into such documentation and take such action (or to direct the Existing Security Agents to do so, as applicable) as contemplated thereby (including, without limitation, effecting the release and termination of the Existing Security Documents and the termination of the Existing Intercreditor Agreement).

For purposes hereof, an “Eligible Noteholder” is each holder of Existing Notes (a “Noteholder”) that is a person to whom the Consent Solicitation can be lawfully made and that may lawfully participate in the Consent Solicitation in accordance with applicable laws and regulations and, if such Noteholder is located in the EEA, it is (i) a qualified investor as defined in the Prospectus Regulation and, if applicable and acting on a non-discretionary basis, is acting on behalf of a beneficial owner that is also a qualified investor as defined in the Prospectus Regulation and (ii) not a retail investor (as defined above) and, if applicable and acting on a non-discretionary basis, is acting on behalf of a beneficial owner that is also not a retail investor, in each case in respect of the Existing Notes.

The Proposals have been formulated and are being proposed by the Issuer. None of Citibank, N.A., London Branch (the “Tabulation Agent”), Madison Pacific Trust Limited (the “Trustee”) or the Issuer makes any recommendation as to the Proposals and/or whether Eligible Noteholders should participate in the Consent Solicitation.

The approval by an Eligible Noteholder of the Extraordinary Resolution by way of Written Resolution is to be communicated to the relevant Clearing System in accordance with the procedures of such Clearing Systems, as set out in the Notice.

Eligible Noteholders should refer to the Notice and the draft New Notes Trust Deed for full details of the terms and conditions of the New Notes. See “Summary of the Terms of the Redemption Consideration” and the underlying documentation in respect of the New Notes, which is available for inspection as described in the following paragraph.

Copies of (i) the Existing Agency Agreement, the Existing Trust Deed, the Existing Surety Agreement, the Notice and this Consent Solicitation Memorandum; and (ii) the current draft of the Second Supplemental Trust Deed, the Sureties Deeds, the New Notes Contracts, the New Security Documents, the Performance Securities Documents and the Restructuring Agreement (redacted in respect of certain confidential information relating to the lenders party thereto), are available for inspection by Eligible Noteholders on and from the date of this Consent Solicitation Memorandum up to (and including) the Consent Deadline, at the specified offices of the

Tabulation Agent during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted). Any revised version of any of the documents made available as described above and marked to indicate changes to the draft made available on the date of this Consent Solicitation Memorandum will supersede the previous draft of the relevant document and Eligible Noteholders will be deemed to have notice of any such changes.

Before making a decision whether to participate in the Consent Solicitation, Noteholders should carefully consider all of the information in this Consent Solicitation Memorandum (in particular, the risk factors described in “Risk Factors and Other Considerations”) as well as the documents available for inspection as referred to above.

Capitalised terms used in this Consent Solicitation Memorandum have the meaning given in “Definitions” and any other definitions of such terms are for ease of reference only and shall not affect their interpretation.

Redemption Consideration

Provided that the Extraordinary Resolution has been approved (by way of Written Resolution) by the Required Proportion, the Restructuring Agreement has been executed by the parties thereto, the Second Supplemental Trust Deed and the Sureties Deeds have been executed by the parties thereto as contemplated by the Restructuring Agreement and the relevant conditions precedent to the Restructuring as set out in the Restructuring Agreement have been satisfied or waived, the Issuer will procure the issue and delivery of the following consideration to each Noteholder holding the Existing Notes as of the Restructuring Effective Date, in consideration for the redemption in full of such Existing Notes:

(i)                       New Notes in the principal amount (rounded down to the nearest U.S.$1.00) equal to U.S.$410.53 for each U.S.$1,000 of the principal amount of the Existing Notes held on the Restructuring Effective Date; and

(ii)                    Performance Securities in the number of units (rounded down to the nearest whole unit) equal to 0.01 units for each U.S.$1,000 of the New Notes to be issued to each such Noteholder,

(together, the “Redemption Consideration”).

For further description of the New Notes and the Performance Securities, please refer to “Summary of the Terms of the Redemption Consideration” and to New Notes Terms and Conditions and Performance Securities Terms and Conditions included elsewhere in this Consent Solicitation Memorandum.

The Redemption Consideration will be issued and delivered immediately prior to, and as a condition precedent to, the occurrence of the Restructuring Effective Date (such that the Restructuring Effective Date will occur on the same date as such issue and delivery). Delivery will be made to the Clearing Systems for onward delivery to the securities accounts of the Noteholders in the relevant Clearing System.

The issue and delivery of the Redemption Consideration to the Clearing Systems will discharge the obligation of the Issuer and the Parent to all Noteholders in respect of the issue and delivery of the Redemption Consideration. Provided that the Redemption Consideration has been fully issued and delivered to the Clearing Systems on the Restructuring Effective Date, under no circumstances will any interest or other amount be payable to a Noteholder because of any delay in the onward delivery of the relevant Redemption Consideration from the relevant Clearing System or any other intermediary with respect to such Existing Notes of that Noteholder.

In addition, as a condition precedent to the issue and delivery of the Redemption Consideration as aforesaid, the Issuer or the Parent will pay (i) a Restructuring Fee to all Noteholders holding Existing Notes as of the

Record Date and (ii) a Lock-up Fee to Locked-up Noteholders pursuant to the Lock-up Agreement (together with the Restructuring Fee, the “Fees”).

The Fees will be paid by the Issuer or the Parent, in immediately available funds, prior to and as a condition precedent to the occurrence of the Restructuring Effective Date. Payment of the Restructuring Fee will be made to Noteholders of record on the Record Date, and payment of the Lock-Up Fee will be made to the Locked-up Noteholders, in each case to their respective cash accounts in the relevant Clearing System. See “Procedures for Participating in the Consent Solicitation”.

The Extraordinary Resolution and Implementation of the Extraordinary Resolution

The Notice (the “Notice”) of the proposal for the Extraordinary Resolution to be passed by way of Written Resolution in the form set out in Appendix 1 to this Consent Solicitation Memorandum has been given to Noteholders in accordance with the Conditions by delivery of the Notice to Euroclear and Clearstream, Luxembourg. Any Consent Instruction must be communicated to the Tabulation Agent by the Consent Deadline.

The Notice sets out the terms of the Extraordinary Resolution, which will provide, among other things, for the Trustee to be authorised, directed, requested and empowered to execute the Restructuring Agreement to permit the implementation of the Restructuring on the terms set out therein, and to enter into such documentation and take such action (or to direct the Existing Security Agents to do so, as applicable) as contemplated thereby (including, without limitation, effecting the release and termination of the Existing Security Documents and the termination of the Existing Intercreditor Agreement).

Eligible Noteholders may consent to the Proposals by submitting a Consent Instruction at or prior to the Consent Deadline and which has not been validly withdrawn (or revoked in the limited circumstances such revocation is permitted) on or prior to the Consent Deadline.

The submission of a Consent Instruction, which is not validly withdrawn or revoked, will constitute the consent of the relevant Eligible Noteholder to the Proposals in respect of the Existing Notes which are the subject of the relevant Consent Instruction. Existing Notes that are the subject of a Consent Instruction will be blocked in the relevant Clearing Systems and will remain blocked from the date the relevant Consent Instruction until the earlier of (i) the Restructuring Effective Date and (ii) the date of any termination of the Consent Solicitation or on which the Consent Instruction is revoked, in the limited circumstances in which such revocation is permitted.

In order for the Extraordinary Resolution to be passed, Consent Instructions by or on behalf of Eligible Noteholders of not less than three quarters in principal amount of the Existing Notes outstanding (the “Required Proportion”) are required to be communicated to the Tabulation Agent by the Consent Deadline.

The implementation of the Extraordinary Resolution is conditional on (a) the Extraordinary Resolution being duly approved by the Required Proportion, (b) the Issuer not having previously terminated the Consent Solicitation in accordance with the provisions for such termination set out in this Consent Solicitation Memorandum and (c) the execution of the Restructuring Agreement by the parties thereto; and (d) the execution of the Second Supplemental Trust Deed and the Sureties Deeds as contemplated by the Restructuring Agreement (the “Consent Conditions”). If implemented, the Extraordinary Resolution shall be binding on all Noteholders even if it proves to be defective. Noteholders should refer to the Notice for full details of the procedures in relation to the process.

Deadlines

The Consent Deadline for the Consent Solicitation will be 10.00 a.m. (London time) on 27 August 2019.

The Consent Solicitation will expire at the Consent Deadline, unless extended, re-opened or terminated as provided in this Consent Solicitation Memorandum. The deadlines set by any intermediary and each Clearing System for the submission of Consent Instructions will be earlier than the deadline above.

All Redemption Consideration will be paid or issued by the Issuer or the Parent, as applicable, on the Restructuring Effective Date, which will be notified by the Issuer in due course. As the occurrence of the Restructuring Effective Date is subject to a number of conditions, some of which are beyond the Issuer’s control, Noteholders should be aware that the expected Restructuring Effective Date set out in the timetable under “Expected Timetable of Events” may be extended significantly.

Announcements

The Issuer intends to announce as soon as reasonably practicable on 27 August 2019, the results of the Consent Solicitation, and shall make a further announcement as soon as practicable following determination of the aggregate principal amount of the New Notes and the aggregate number of Performance Securities to be issued to the Noteholders and certain Override Lenders, as contemplated herein.

The Issuer shall also announce the expected Restructuring Effective Date as soon as such date is determined, which is expected to be shortly after payment of the Fees, all as set out under “Expected Timetable of Events”.

Unless stated otherwise, any announcements in connection with the Consent Solicitation will be made by the delivery of notices to the Clearing Systems for communication to Direct Participants. Such announcements may also be made by the issue of a press release on the website of the Group. Copies of all such announcements, press releases and notices can also be obtained upon request from the Tabulation Agent, the contact details for which are on the last page of this Consent Solicitation Memorandum. Significant delays may be experienced where notices are delivered to the Clearing Systems and Noteholders are urged to contact the Tabulation Agent for the relevant announcements during the course of the Consent Solicitation.

Eligible Noteholders

In accordance with the procedures for participating in the Consent Solicitation (see “Procedures for Participating in the Consent Solicitation” and the Notice, as set out in “Appendix 1 — Form of Notice and Extraordinary Resolution”), each Noteholder must confirm whether or not it is an Eligible Noteholder in order to participate in the Consent Solicitation. A Consent Instruction which does not include such confirmation will be treated as not having been validly submitted and will be rejected.

Amendment and Termination

Notwithstanding any other provision of the Consent Solicitation, the Issuer may, subject to applicable laws, at its option and in its sole discretion, at any time prior to the Consent Deadline:

(a)                   extend the Consent Deadline (in which case all references in this Consent Solicitation Memorandum to “Consent Deadline” shall for the purposes of the Consent Solicitation, unless the context otherwise requires, be to the latest time and date to which such Consent Deadline has been so extended);

(b)                   otherwise, subject to applicable law and as provided in this Consent Solicitation Memorandum, extend, re-open or amend the Consent Solicitation (other than the terms of the Extraordinary Resolution or bringing forward the Consent Deadline) in any respect (including, but not limited to, any extension or amendment, as applicable, in relation to the Consent Deadline); or

(c)                    in circumstances where any of the Consent Conditions are not (or the Issuer determines that they will not be) satisfied, terminate the Consent Solicitation, including with respect to Consent Instructions submitted before the time of such termination.

The Issuer also reserves the right at any time to waive any or all of the conditions of the Consent Solicitation (other than the terms of the Extraordinary Resolution or bringing forward the Consent Deadline) as set out in this Consent Solicitation Memorandum.

The Issuer will ensure an announcement is made of any such extension, re-opening, amendment or termination, or to waive any condition of the Consent Solicitation, as soon as is reasonably practicable after the relevant decision is made as provided above under “— Announcements” above. The Issuer may extend the Consent Deadline at any time prior to the Consent Deadline.

To the extent a decision is made to terminate the Consent Solicitation, all Consent Instructions will be deemed to be revoked automatically.

Revocation Rights

If the Issuer amends the Consent Solicitation in any way (including by the making of any announcement, or the issue of any supplement or other form of update to this Consent Solicitation Memorandum, in which any material development is disclosed) that, in the opinion of the Issuer, is materially prejudicial to the interests of Eligible Noteholders that have already submitted Consent Instructions in respect of the Consent Solicitation before the announcement of such amendment (which announcement shall include a statement that in the opinion of the Issuer such amendment is materially prejudicial to the interests of such Eligible Noteholders), then such Consent Instructions may be revoked at any time from the date and time of the announcement of such amendment until 4.00 p.m. (London time) on the second Business Day following such announcement (subject to the earlier deadlines required by the Clearing Systems and any intermediary through which Eligible Noteholders hold their Existing Notes). When considering whether a matter is, or is not, materially prejudicial to the interests of Eligible Noteholders, the Issuer shall not be obliged to have regard to the individual circumstances of particular Eligible Noteholders.

Any extension or re-opening of the Consent Solicitation or any amendment in relation to the Consent Deadline in accordance with the terms of the Consent Solicitation shall not be considered materially prejudicial to the interests of Eligible Noteholders that have already submitted Consent Instructions before the announcement of such amendment.

Eligible Noteholders wishing to exercise any right of revocation as set out above should do so in accordance with the procedures set out in “Procedures for Participating in the Consent Solicitation”. Beneficial owners of Existing Notes that are held through an intermediary are advised to check with such entity when it would need to receive instructions to revoke a Consent Instruction in order to meet the above deadline. Any Eligible Noteholder who does not exercise any such right of revocation in the circumstances and in the manner specified above shall be deemed to have (i) waived such right of revocation, and its original Consent Instructions will remain effective, and (ii) submitted its original Consent Instruction on the terms of such amended Consent Solicitation.

General conditions of the Consent Solicitation

The Issuer expressly reserves the right, in its sole discretion, to refuse to accept, or to delay acceptance of, Consent Instructions pursuant to the Consent Solicitation in order to comply with applicable laws.

To participate in the Consent Solicitation Noteholders must comply with the procedures described in “Procedures for Participating in the Consent Solicitation”. These procedures include the blocking of the Existing Notes subject to the relevant Consent Instruction in the relevant account in the relevant Clearing System from the date the relevant Consent Instruction is submitted until the earlier of (i) the Restructuring Effective Date and (ii) the date of any termination of the Consent Solicitation or on which the Consent Instruction is revoked, in the limited circumstances in which such revocation is permitted. See also “Risk Factors and Other Considerations”.

Consent Instructions may be rejected if the Consent Solicitation is terminated, if the Consent Conditions are not satisfied, if the Extraordinary Resolution is not approved by the Required Proportion, if the Consent Solicitation does not comply with the relevant requirements of a particular jurisdiction or for any other reason. A Consent Instruction which does not include confirmation whether or not the Noteholder is an Eligible Noteholder will also be treated as not having been validly submitted and will be rejected. Eligible Noteholders are advised that the Issuer may, in its sole discretion, accept Consent Instructions on more than one date if the Consent Solicitation is extended or re-opened.

The failure of any person to receive a copy of this Consent Solicitation Memorandum or any announcement made or notice issued in connection with the Consent Solicitation shall not invalidate any aspect of the Consent Solicitation. No acknowledgement of receipt of any Consent Instruction and/or other documents will be given by the Issuer or the Tabulation Agent.

Governing Law

The Consent Solicitation, each Consent Instruction, the Notice and the approval and implementation of the Extraordinary Resolution, and any non-contractual obligations arising out of or in connection with any of them, shall be governed by and construed in accordance with English law. Each Noteholder irrevocably and unconditionally agrees for the benefit of the Issuer, the Tabulation Agent and the Trustee that, by submitting a Consent Instruction, the courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with each and any of the foregoing, including in relation to any non-contractual obligations arising out of or in connection with any of them, and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

All authority conferred or agreed to be conferred pursuant to a Consent Instruction and every obligation of the Noteholder hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Noteholder and shall not be affected by, and shall survive, the death or incapacity of such Noteholder.

General

Unless the context otherwise requires, all references in this Consent Solicitation Memorandum to “Noteholders” or “holders of Existing Notes” include (1) each person who is shown in the records of Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream, Luxembourg” and, together with Euroclear, the “Clearing Systems” and each a “Clearing System”) as a holder of the Existing Notes (also referred to as “Direct Participants” and each a “Direct Participant”); and (2) each beneficial owner of the Existing Notes holding such Existing Notes, directly or indirectly, in an account in the name of a Direct Participant acting on such beneficial owner’s behalf, except that for the purposes of any issue and delivery or payment (as the case may be) to a Noteholder of the Redemption Consideration, the Lock-up Fee and the Restructuring Fee, as applicable, to the extent the beneficial owner of the relevant Existing Notes is not a Direct Participant, such issue and delivery or payment (as the case may be) will only be made by the relevant Clearing System to the relevant Direct Participant and the making of such issue and delivery or payment (as the case may be) by or on behalf of the Issuer to such Clearing System will satisfy the obligations of the Issuer in respect of the Consent Solicitation, and the making of such issue and delivery or payment (as the case may be) by such Clearing System to such Direct Participant will satisfy the obligations of such Clearing System in respect of the Consent Solicitation.

Unless the context otherwise requires, references in this Consent Solicitation Memorandum to a “principal amount”, “minimum denomination” and “integral multiple” of the Existing Notes refer to the original principal amount, original minimum denomination and original integral multiple, respectively, of the Existing Notes at their time of issue. All references in this Consent Solicitation Memorandum to “U.S. dollars” and “U.S.$” refer to United States dollars.

If the Extraordinary Resolution is passed and implemented it will apply to all Existing Notes and Noteholders regardless of whether they participated in the Consent Solicitation.

The distribution of this Consent Solicitation Memorandum may be restricted by law in certain jurisdictions. Persons into whose possession this Consent Solicitation Memorandum comes are required by the Issuer, the Parent, the Existing Guarantors, the Guarantors, the Trustee and the Tabulation Agent to inform themselves about, and to observe, any such restrictions. None of the Issuer, the Parent, the Existing Guarantors, the Guarantors, the Trustee or the Tabulation Agent or their affiliates (or their respective directors, employees, officers, consultants or agents) will incur any liability for its own failure or the failure of any other person or persons to comply with the provisions of any such restrictions. This Consent Solicitation Memorandum does not constitute a solicitation in any circumstances in which such solicitation is unlawful.

Noteholders who receive this Consent Solicitation Memorandum and who deliver a Consent Instruction will be deemed to make the confirmation of representations included herein. Noteholders who are unable to make such confirmations should contact the Tabulation Agent (as defined herein) at the earliest opportunity. The contact details of the Tabulation Agent are set forth on the last page of this Consent Solicitation Memorandum.

Disclaimer

This Consent Solicitation Memorandum contains important information which should be read carefully before any decision is made with respect to the Consent Solicitation. If any Noteholder is in any doubt as to the contents of this document or the action it should take or is unsure of the impact of the Consent Solicitation, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Existing Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Consent Solicitation and submit a Consent Instruction in all cases prior to the Consent Deadline. The beneficial holders of Existing Notes that are held in the name of a broker, dealer, bank, custodian, trust company or other nominee should contact such entity sufficiently in advance of the Consent Deadline if they wish to consent to the Proposals in accordance with the procedures of the relevant Clearing System and the deadlines imposed by such Clearing System. Existing Notes that are the subject of a Consent Instruction will be blocked in the relevant Clearing Systems and will remain blocked from the date the relevant Consent Instruction until the earlier of (i) the Restructuring Effective Date and (ii) the date of any termination of the Consent Solicitation or on which the Consent Instruction is revoked, in the limited circumstances in which such revocation is permitted.

The Issuer accepts responsibility for the information contained in this Consent Solicitation Memorandum. To the best of the knowledge and belief of the Issuer (having taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

The delivery of this Consent Solicitation Memorandum shall not under any circumstances, create any implication that the information contained herein is current as of any time subsequent to the date of this Consent Solicitation Memorandum. This Consent Solicitation Memorandum is solely directed at the Eligible Noteholders.

Each Noteholder is solely responsible for making its own independent appraisal of all matters as such Noteholder deems appropriate (including those relating to the Consent Solicitation) and each Eligible Noteholder must make its own decision as to whether to participate in the Consent Solicitation. None of the Tabulation Agent, the Trustee or any of their respective directors, employees or affiliates makes any representation or recommendation whatsoever regarding this Consent Solicitation Memorandum or the Consent Solicitation, and none of the Issuer, the Parent, the Tabulation Agent, the Trustee or their respective directors, employees or affiliates makes any recommendation as to whether the Eligible Noteholders should participate in the Consent Solicitation. The Tabulation Agent is the agent of the Issuer and the Tabulation Agent owes no duty to any Noteholder.

No person is or has been authorised in connection with the Consent Solicitation to give any information or to make any representation about the Issuer, the Parent, or the Consent Solicitation other than as contained in this Consent Solicitation Memorandum and, if given or made, such information or representation must not be relied upon as having been authorised by the Issuer, the Parent, the Tabulation Agent, the Trustee or any of their respective directors, employees, affiliates or agents.

Cyprus transfer and distribution restrictions

Neither this Consent Solicitation nor the offer of the New Notes nor the offer of Performance Securities is intended to be and is made directly or indirectly to the public in Cyprus by way of a public offering (as defined (i) in the Cyprus Public Offer and Prospectus Law, Law No. 114(I)/2005, as amended or replaced from time to time (the “Cyprus Prospectus Law”) and (ii) in the Prospectus Regulation) that requires the publication of a prospectus under the Cyprus Prospectus Law or the Prospectus Regulation.

This Consent Solicitation Memorandum or any other document relating to the Consent Solicitation, as well as any disclosure statements or information therein relating to the Consent Solicitation will not be released, issued, published, communicated, advertised or disseminated to the general public in Cyprus.

This Consent Solicitation Memorandum does not constitute investment advice or a recommendation under Cyprus law, nor does it constitute an offer or advertisement of securities in Cyprus, it is not intended to be and must not be distributed to the general public in Cyprus via information distribution channels or otherwise.

Neither this Consent Solicitation Memorandum nor any other documents or materials relating to the Consent Solicitation has been registered or is intended to be registered and has not been submitted or is intended to be submitted for approval to the Cyprus Securities and Exchange Commission.

This Consent Solicitation Memorandum may not be used for any invitation or solicitation purposes for or in connection with the sale, marketing, offering or acquisition of any securities in Cyprus in circumstances under which it is unlawful under Cyprus laws to make such an invitation or solicitation.

EXPECTED TIMETABLE OF EVENTS

The following table sets out the expected dates and times of the key events relating to the Consent Solicitation. This is an indicative timetable and is subject to change.

Events	Times and Dates
Commencement of the Consent Solicitation	14 August 2019

Consent Deadline	10.00 a.m. (London time) on 27 August 2019

Announcement of results of the Consent Solicitation	27 August 2019

Expected date for signing of the Restructuring Agreement	29 August 2019

Expected date for determination and announcement of the relevant amounts of the New Notes and Performance Securities	After close of business on 6 September 2019

Expected date when the aggregate principal amount of the New Notes and the aggregate number of Performance Securities to be issued to the Noteholders and certain Override Lenders on the Restructuring Effective Date will be determined and announced by the Parent.

Expected signing date	12 September 2019

Expected date when the Second Supplemental Trust Deed, the Sureties Deeds and certain of the New Notes Contracts, New Security Documents and Performance Securities Documents will be executed. At this date, the completion of the Restructuring will remain subject to satisfaction of the conditions precedent set out in the Restructuring Agreement.

Record Date The effective record date for Noteholders to receive the Restructuring Fee.	12 September 2019

Expected date for payment of the Fees	19 September 2019

Payment of the Restructuring Fee to Noteholders as at the Record Date and payment of the Lock-up Fee to all Locked-up Noteholders.

Announcement of the expected Restructuring Effective Date is expected to occur shortly after payment of the Fees as aforesaid.

Expected Restructuring Effective Date
Expected date for redemption of the Existing Notes by way of the issue and delivery of the Redemption Consideration (issue and delivery of the New Notes and Performance Securities), bringing about the occurrence of the Restructuring Effective Date.

27 September 2019

The above times and dates are subject to the right of the Issuer to extend, re-open, amend, waive any condition of and/or terminate the Consent Solicitation (subject to applicable law and as provided in this Consent Solicitation Memorandum). Eligible Noteholders are advised to check with any bank, broker or other intermediary through which they hold Existing Notes by when such intermediary would need to receive instructions from an Eligible Noteholder in order for that Eligible Noteholder to be able to participate in, or (in the limited circumstances in which revocation is permitted) revoke their instruction to participate in, the Consent Solicitation by the deadlines set out above. The deadlines set by any such intermediary and each

Clearing System for the submission and withdrawal of Consent Instructions will be earlier than the relevant deadlines above. See “Procedures for Participating in the Consent Solicitation”.

THE ISSUER AND THE PARENT

Interpipe Limited (the “Issuer”) is a limited liability private company incorporated under the Companies Law of Cyprus in 2005 (with registered number: HE 170535). The address of the Issuer is Mykinon 8, P.C. 1065, Nicosia, Cyprus. The Issuer will become a subsidiary of the Parent.

Interpipe Holdings Plc (the “Parent”) is a limited liability public company incorporated under the Companies Law of Cyprus on 4 April 2019 (with registered number: 396228). The address of the Parent is Mykinon 8, 1065 Nicosia, Cyprus.

For information concerning the Issuer and the Group, please refer to the Information Memorandum, included as Appendix 3 to this Consent Solicitation Memorandum.

OVERVIEW OF THE RESTRUCTURING

Background

The Group’s financial performance has been materially impacted by adverse market developments resulting from a decline in the price of oil and other commodities, as well as geo-political developments in the region in recent years. Between 2012 to 2016, the Group’s revenue and EBITDA declined by 71 per cent. and 85 per cent., respectively, leading to pressure on the Group’s debt repayment ability and resulting in a financial restructuring process which began in 2013. Revenue and EBITDA have since recovered, with a 37 per cent. and 3 per cent. increase, respectively, in 2017 over 2016. For the year ended 31 December 2018, the Group had total revenues of U.S.$1,074.2 million and EBITDA of U.S.$157.6 million.

In 2013, the Group breached certain financial covenants and missed scheduled principal repayments of U.S.$106 million, which triggered cross-defaults on the Group’s borrowings. As a result, the Group’s lenders became entitled to demand early repayment of all outstanding amounts. Between 2014 and 2017, the Group also failed to make U.S.$545 million of the scheduled principal repayments and as at 31 December 2017 the carrying amount of the borrowings in default amounted to U.S.$1,044,904 thousand (U.S.$1,021,380 thousand as at 31 December 2016). Accordingly, the liabilities due or claimable within 12 months from 31 December 2017 exceeded the Group’s current assets as of that date by U.S.$1,074,411 thousand, respectively.

As a result of its financial difficulties and payment defaults, the Company has been in discussions in relation to a financial restructuring process with Argentem Creek Partners LP (in its capacity as investment manager for Pathfinder Strategic Credit LP, Pathfinder Strategic Credit II LP and ACP I Trading LLC), ING Bank N.V. and LoanStar Credit Opportunities Master Fund I L.P, each in its capacity as a member of the co-ordinating committee (the “Committee”) of all of the Lenders under the override agreement dated 25 November 2011 (the “Override Agreement”) made between, amongst others, the Company and UniCredit Bank AG, London Branch as override agent.

The agreed terms of the financial restructuring (the “Restructuring”) relate to the debt owed by the Group to its principal financial creditors — the Lenders (as defined in the Override Agreement), the holders of the U.S.$200,000,000 10.25 per cent. Notes due 2017 (the “Existing Notes”) and certain working capital lenders. A term sheet has been negotiated between the Committee and the Company which sets out the detailed terms of the Restructuring (the “Term Sheet”).

As of 1 April 2019, Lenders representing 100 per cent. of the outstanding principal amount under the Override Agreement and holders of over 90 per cent. in the principal amount of the Existing Notes have acceded to the Lock-up Agreement, pursuant to which they have committed to support, consent to and/or vote in favour of the proposed Restructuring on the terms set out in the Term Sheet.

In accordance with the terms of the Lock-up Agreement, and subject to the final form documentation being consistent in all material respects to the Term Sheet, Noteholders who have acceded to it are therefore obliged to consent to the Proposals.  Each Locked-up Noteholder must submit the instructions referred to in this Consent Solicitation Memorandum identifying itself as a “Locked-up Noteholder” in order to be able to receive the Lock-Up Fee.

Overview of the terms of the Restructuring

The existing outstanding indebtedness of the Issuer comprises:

•                           the Existing Notes;

•                            outstanding borrowings under various credit facilities governed by the terms of the Override Agreement, including the notes and credit facilities comprising the EAF Facilities (as defined in the

Existing Intercreditor Agreement) and the credit facilities comprising the Non-EAF Facilities (as defined in the Existing Intercreditor Agreement) (together, the “Override Facilities”); and

•                            certain bilateral working capital facilities entered into by certain Ukrainian Guarantors and the lenders thereunder (the “Existing Working Capital Loans”).

The terms of the Restructuring will, in effect, implement a substantial amount of debt write-off for all of the foregoing facilities. This is summarised in the table below (with amounts of overdue interest calculated as at the Strike Date:

	Outstanding amounts		Post-Restructuring
Existing Creditor	Principal	Total (1)	principal amount
	U.S.$
Override: Non-EAF Facilities	639,856,710	725,427,140	200,252,356.34
Override: EAF Lenders	226,215,474	263,151,425	72,642,295.73
Existing Notes	200,000,000	297,431,944	82,105,347.92
Existing Working Capital Loans	99,018,400	125,390,206	45,000,000	(2)
Total	1,165,090,584	1,411,400,715	400,000,000

Notes:

(1)         Totals include overdue cash-pay interest (including capitalised default interest thereon) and, in the cash of EAF Facilities and Non-EAF Facilities overdue PIK interest (including on-going accrued PIK and capitalised cash-pay default interest on the overdue amount).

(2)         Or, to the extent applicable, its equivalent in any other currency in which an Existing Working Capital Loan may be denominated

The Parent was formed on 4 April 2019 and will become the parent company of the Issuer as part of the implementation steps for the Restructuring. The Parent will be the issuer of the New Notes and the borrower under the Loan.

The Issuer and the Parent intend to implement the Restructuring as follows:

•                            The outstanding Existing Notes will be restructured by way of the implementation of the Proposals under this Consent Solicitation, and on the Restructuring Effective Date will be mandatorily redeemed in full in consideration for the issue and delivery of the Redemption Consideration to the Noteholders (see “The Consent Solicitation” and “Summary of the Terms of the Redemption Consideration”);

•                            The outstanding indebtedness under the Override Facilities will be restructured by way of consensual amendments to the relevant facilities, resulting in the issue of New Notes and Performance Securities to certain lenders under the Override Agreement and the entering into of the Facility Agreement in respect of the Loan, together with the Performance Fee Agreement, for the remaining amounts outstanding under the Override Facilities; and

•                            The outstanding indebtedness owed to the lenders of the Existing Working Capital Loans will be restructured by way of consensual amendment and restatement to the relevant facilities.

As a condition of the Restructuring, the Group will receive a U.S.$50 million equity injection from its shareholder to fund the strategic investment plan (as described in the Information Memorandum). Additionally, the Group’s shareholder has committed to provide the Group with an additional liquidity buffer of U.S.$20 million supported by a standby letter of credit if the Group underperforms its business plan projections and risks being unable to meet its financial obligations toward the lenders from its own cash reserves. The Group will also be able to borrow a U.S.$50 million working capital facility once it has repaid all scheduled amortisations due to be made under the Loan and the restructured working capital facilities during 2019, which is intended to insulate the Group from intra-period liquidity swings.

The terms of the Performance Securities and the New Notes are summarised below under “Summary of the terms of the Redemption Consideration”, and are set out in full in Appendices 2 and 3, respectively, to this Consent Solicitation Memorandum. For further information on the terms of the Loan and the Restated Working Capital Loans, please refer to section titled “Description of Indebtedness” in the Information Memorandum attached to this Consent Solicitation Memorandum as Appendix 3.

The New Notes and the Loan will have the benefit of certain security arrangements and will be subject to the terms of the New Intercreditor Agreement. For further details, please refer to the “Description of Indebtedness — Description of the Intercreditor Agreement” in the Information Memorandum attached as Appendix 3 to this Consent Solicitation Memorandum.

The implementation of the Restructuring remains subject to, among other things, approval by all of the Lenders under the Lock-up Agreement and the implementation of the Consent Solicitation following the approval of the Extraordinary Resolution (by way of Written Resolution) by the Required Proportion.

The steps required for the implementation of the Restructuring, as well as the conditions precedent to such implementation, are set out in the Restructuring Agreement, in the form set out in Appendix 4 (subject to any amendments thereto (if any) as may be agreed by the Trustee and except that certain Annexes have been omitted and certain confidential information has been redacted). The Extraordinary Resolution (by way of Written Resolution) set out in this Consent Solicitation Memorandum will, if approved, provide, among other things, for the Trustee to be authorised, directed, requested and empowered to execute the Restructuring Agreement to permit the implementation of the Restructuring on the terms set out therein, and to enter into such documentation and take such action (or to direct the Existing Security Agents to do so, as applicable) as contemplated thereby (including, without limitation, effecting the release and termination of the Existing Security Documents and the termination of the Existing Intercreditor Agreement). If the Restructuring Effective Date has not occurred on or prior to the Longstop Date (as defined in the Restructuring Agreement), the Restructuring Agreement shall terminate automatically on such date. The Longstop Date may be extended by written agreement between the Issuer and each Override Lender. See Appendix 4 for further details.

The Restructuring entails a number of risks and uncertainties. Noteholders are urged to review the sections titled “Risk Factors and other Considerations” included in this Consent Solicitation Memorandum and “Risk Factors” included in the Information Memorandum attached as Appendix 3 to this Consent Solicitation Memorandum.

SUMMARY OF THE TERMS OF THE REDEMPTION CONSIDERATION

To implement the Restructuring, and pursuant to the Consent Solicitation, the Issuer proposes to, among others, redeem the Existing Notes in their entirety in consideration for the issue and delivery of the Redemption Consideration.

As a result, the principal effect of the approval of the Extraordinary Resolution (by way of Written Resolution) and the implementation of the Consent Solicitation for all Noteholders, regardless of whether or not a Noteholder participated in the Consent Solicitation, will be that (1) their Existing Notes will be redeemed and cancelled in their entirety; and (2) in consideration therefor, they will receive Redemption Consideration consisting of:

(i)                                     New Notes in the principal amount (rounded down to the nearest U.S.$1.00) equal to U.S.$410.53 for each U.S.$1,000 of the principal amount of the Existing Notes held on the Restructuring Effective Date; and

(ii)                                  Performance Securities in the number of units (rounded down to the nearest whole unit) equal to 0.01 units for each U.S.$1,000 of the New Notes to be issued to each such Noteholder, in each case, following the execution of the Restructuring Agreement and to be issued and delivered on the Restructuring Effective Date.

In order to assist the Noteholders in the assessment of the Proposals pursuant to this Consent Solicitation, an overview of the proposed New Notes Terms and Conditions and the Performance Securities Terms and Conditions is set out in the following sections of this Consent Solicitation Memorandum. Eligible Noteholders are advised to review the New Notes Terms and Conditions set out in full in the Information Memorandum in Appendix 3 and the Performance Securities Terms and Conditions set out in full in Appendix 2.

The Redemption Consideration will be issued and delivered immediately prior to, and as a condition precedent to, the occurrence of the Restructuring Effective Date (such that the Restructuring Effective Date will occur on the same date as such issue and delivery). Delivery will be made to the Clearing Systems for onward delivery to the securities accounts of the Noteholders in the relevant Clearing System.

The issue and delivery of the Redemption Consideration to the Clearing Systems will discharge the obligation of the Issuer and the Parent to all Noteholders in respect of the issue and delivery of the Redemption Consideration. Provided that the Redemption Consideration has been fully issued and delivered to the Clearing Systems on the Restructuring Effective Date, under no circumstances will any interest or other amount be payable to a Noteholder because of any delay in the onward delivery of the relevant Redemption Consideration from the relevant Clearing System or any other intermediary with respect to such Existing Notes of that Noteholder.

In addition, as a condition precedent to the issue and delivery of the Redemption Consideration as aforesaid, the Issuer or the Parent will pay (i) a Restructuring Fee to all Noteholders holding Existing Notes as of the Record Date and (ii) a Lock-up Fee to Locked-up Noteholders pursuant to the Lock-up Agreement (together with the Restructuring Fee, the “Fees”).

The Fees will be paid by the Issuer or the Parent, in immediately available funds, prior to and as a condition precedent to the occurrence of the Restructuring Effective Date. Payment of the Restructuring Fee will be made to Noteholders of record on the Record Date, and payment of the Lock-Up Fee will be made to the Locked-up Noteholders, in each case to their respective cash accounts in the relevant Clearing System. See “Procedures for Participating in the Consent Solicitation”.

SUMMARY OF THE NEW NOTES TERMS AND CONDITIONS

Capitalised terms used in this overview and not defined in the Consent Solicitation Memorandum shall have the meaning ascribed thereto in the New Notes Terms and Conditions (as set out in full in the Information Memorandum in Appendix 3 to this Consent Solicitation Memorandum). Noteholders are urged to review the New Notes Terms and Conditions in full, together with the other information concerning the Group provided in the Information Memorandum. For the purposes of this Summary, all references to the “Issuer” are to the issuer of the New Notes and not the issuer of the Existing Notes as referred to elsewhere in this Consent Solicitation Memorandum.

New Notes	U.S.$-denominated 10.25 per cent. senior secured notes due 2024

Issuer	Interpipe Holdings Plc

Guarantors

“INTERPIPE NIKO TUBE” LLC, PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT”, LLC “INTERPIPE UKRAINE”, “DNEPROSTEEL - ENERGO” LLC, METALLURGICAL PLANT “DNEPROSTEEL” LLC, LLC “KLW UKRAINE” (together, the “Ukrainian Guarantors”), Interpipe Limited, Interpipe Central Trade GmbH, Interpipe Europe SA, Interpipe M.E. FZE, KLW-Wheelco SA, North American Interpipe Inc., Steel.One Limited and KLW Limited (together, the “Non-Ukrainian Guarantors”) and any Additional Guarantors (see Condition 2(b) (Addition of Guarantors) and Condition 4(q) (Additional Guarantors and Limitations on Guarantees).

Principal Amount	The aggregate principal amount of the New Notes to be issued will be determined in accordance with, and following the execution of, the Restructuring Agreement.

Maturity Date	31 December 2024

Redemption on First Instalment Date

On 31 December 2023, the Issuer shall mandatorily redeem, at a redemption price equal to 100 per cent. of the principal amount of the New Notes to be redeemed, New Notes in an aggregate amount of U.S.$150,000,000, plus accrued and unpaid interest, plus Additional Amounts, if any, to but not including 31 December 2023.

Issue Date	Restructuring Effective Date

Interest rate	10.25 per cent. per annum

Interest payment dates

Interest will be payable in equal instalments semi-annually in arrear on 30 June and 31 December in each year during the term of the New Notes, except that (A) the first payment of interest will be made on 31 December 2019 and will be in respect of the period from and including the Issue Date to but excluding 31 December 2019 and (B) the last payment of interest will be made on the Maturity Date and will be in respect of the period from and including 30 June 2024 to but excluding the Maturity Date.

Collateral	Security interests will be granted in favour of the New Security Agents for the benefit of, among others, the Trustee and the

Noteholders and will secure the New Notes on a pari passu basis with the Loan.

The Collateral will consist of the rights, property and assets securing the New Notes and the Guarantees, as more particularly described in the New Security Documents, and any rights, property or assets from time to time in (or over) which a Lien has been granted to secure the obligations of the Issuer and the Guarantors under the New Notes, each Guarantee and the New Notes Trust Deed.

The Collateral will be subject to release under certain circumstances. See Condition 3(c) (Release of Collateral).

Guarantees

The Guarantors will, pursuant to the granting of the suretyships and guarantees under the New Notes Guarantee and Surety Agreement and the Standalone Surety Agreement, jointly and severally, unconditionally and irrevocably guarantee, the due and punctual payment of all amounts becoming due and payable by the Issuer under the New Notes Trust Deed, the New Notes and the New Notes Agency Agreement. Each suretyship under the New Notes Guarantee and Surety Agreement and the Standalone Surety Agreement shall not constitute a guarantee obligation (in Ukrainian: garantiya) as that term is interpreted under Ukrainian law.

The Guarantees will be subject to legal limitations under relevant local law, including compliance with certain Ukrainian currency control regulations. See “Risk Factors— The claims of Noteholders under the Guarantees may be limited under Ukrainian laws in the event that one or more of the Guarantors are declared bankrupt” in the Information Memorandum included as Appendix 3.

A Guarantee of any Guarantor will be unconditionally released under certain circumstances including the delivery and approval of a resignation letter; see Condition 4(q) (Additional Guarantors and Limitations on Guarantees).

Redemption at the Option of the Issuer

Subject to the terms of the New Intercreditor Agreement, the Issuer may, at its option, redeem all or part of the New Notes, on no less than 10 and no more than 60 days’ notice, at a redemption price equal to 100 per cent. of the principal amount of the New Notes, together with interest accrued to (but excluding) the date fixed for redemption.

Redemption upon Change of Control

Upon the occurrence of certain change of control events, the Issuer must notify the Trustee thereof and each Noteholder shall have the option, exercisable within 30 days of the date of notice by the Issuer, to require the Issuer to redeem all or part of the New Notes held by it at a redemption price equal to 100 per cent. of the principal amount of the New Notes, together with interest accrued and unpaid up to (but excluding) the date of purchase.

Exit fee

On the Final Discharge Date, the Issuer will pay for the account of each Noteholder, pro rata to the outstanding principal amount of New Notes held by it immediately prior the Final Discharge Date, an exit fee in an amount equal to the Noteholder Proportion of US$40,000,000, provided that no such exit fee shall be payable if the Final Discharge Date occurs prior to the fourth anniversary of the Issue Date.

Special Payment

If any fee or other payment is paid to any lender under the New Facility Agreement for the purpose of amending or waiving any term of the Loan which (if breached) would give rise to a cross default under the terms of the New Notes, in an amount in excess of US$200,000, for any such payment or related payments, the Issuer shall be required to make a special payment to the holders of the New Notes of an amount equal to such fee or other payment multiplied by the ratio equal to the outstanding principal amount of the New Notes on the Issue Date, divided by the outstanding principal amount of the Loan on the Issue Date.

Ranking of the New Notes and the Guarantees

The New Notes will constitute direct, unsubordinated and unconditional obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves.

The New Notes and the Guarantees are:

(i)                           senior secured obligations of the Issuer and of the Guarantors, secured by the Collateral on a first priority basis, and pari passu in right of payment with the obligations under the New Facility Agreement, subject to the ranking more particularly set out in the New Intercreditor Agreement;

(ii)                        pari passu in right of payment with any existing or future unsecured and unsubordinated Indebtedness of the Issuer or the Guarantors with respect to any assets of the Issuer and/or the Guarantors that do not constitute the Collateral;

(iii)                     senior in right of payment to all existing and future subordinated Indebtedness and any other subordinated liabilities of the Issuer and/or the Guarantors;

(iv)                    effectively subordinated in right of payment to any existing and future Indebtedness of the Issuer and of the Guarantors that is secured by Liens over assets that do not secure the New Notes, to the extent of the value of the assets securing such Indebtedness; and

(v)                       in the case of the New Notes, structurally subordinated to any existing and future obligations of the Issuer’s Subsidiaries that are not Guarantors.

See Condition 2 (Guarantees and Status).

Taxation	All payments of the principal of, premium on, if any, and interest on the New Notes or under the Guarantees shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Cyprus or any political or governmental subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event and in the event that any payment under the Guarantees is subject to any such taxes, the Issuer (or, as the case may be, the Guarantors), subject to customary exceptions, shall pay such additional amounts as will result in receipt by the Noteholders of such amounts as would have been received by them had no such withholding or deduction been required. See Condition 8 (Taxation).

Certain covenants	The Conditions, among other things, will restrict the ability of the Issuer and its Subsidiaries to:

•                  incur or guarantee additional debt and issue certain capital stock;

•                  create or permit certain liens to exist;

•                  make certain restricted payments, including dividends or other distributions, purchasing for value or exchanging any capital stock, prepaying or redeeming subordinated debt before its maturity and paying Shareholder Funding (as defined in the Conditions);

•                  engage in certain transactions with affiliates;

•                  sell, lease or transfer certain assets (including a requirement to apply certain asset sale proceeds for debt service rather than re-investment);

•                  incur debt subordinated in right of payment to any senior debt unless such debt is subordinated in right of payment and priority to the New Notes and Guarantees;

•                  impair the security interests for the benefit of the Noteholders; and

•                  merge or consolidate the Issuer or any Guarantor with other entities or transfer all or substantially all of the Issuer’s or a Guarantor’s assets.

Each of the covenants is subject to significant exceptions and qualifications. See Condition 4 (Covenants).

Events of Default

The Conditions permit the acceleration of the New Notes following the occurrence of the following events of default:

•                  non-payment of principal or interest on the New Notes;

•                  breach of liens covenant or merger covenant in the Conditions;

•                  breach of other obligations under the New Notes or the New Notes Contracts or the New Security Documents;

•                  cross-payment default and cross-acceleration to certain debt;

•                  cross-default to event of default occurring by reason of a breach of certain financial covenants or other obligations under the New Facility Agreement;

•                  occurrence of certain enforcement proceedings;

•                  expropriation;

•                  failure to pay certain final judgments;

•                  certain insolvency events;

•                  winding up and cessation of business;

•                  nationalization;

•                  illegality;

•                  the New Notes Trust Deed, the New Notes or the Guarantees not being in full force and effect or unenforceable;

•                  security interests on any Collateral ceasing to be in full force and effect;

•                  analogous events; and

•                  failure to comply with clause 17.2(b) or 17.2(c) of the New Intercreditor Agreement.

See Condition 10 (Events of Default).

US transfer restrictions

The Notes and the Guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state of the United States or other jurisdiction and may not be offered or sold within the United States except in compliance with, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable laws of other jurisdictions.

Following their issue, the Notes or the Guarantees will not constitute “restricted securities” for purposes of Rule 144 under the Securities Act. Transfers of Notes by holders will not be subject to any distribution compliance period, as defined in, and pursuant to, Regulation S under the Securities Act.

Governing Law

The New Notes, the New Notes Guarantee and Surety Agreement, the Standalone Surety Agreement, the New Notes Agency Agreement, the New Notes Trust Deed and the New Intercreditor Agreement will be governed by English law.

Trustee	Madison Pacific Trust Limited.

Registrar	Citigroup Global Markets Europe AG.

Principal Paying Agent	Citibank, N.A., London Branch.

Transfer Agent	Citibank, N.A., London Branch.

Listing	Securities Official List of the LuxSE.

SUMMARY OF THE TERMS OF THE PERFORMANCE SECURITIES

Capitalised terms used in this overview and not defined in the Consent Solicitation Memorandum shall have the meaning ascribed thereto in the Performance Securities Terms and Conditions (as set out in full in Appendix 2 to this Consent Solicitation Memorandum). Noteholders are urged to review the Performance Securities Terms and Conditions in full, together with the other information concerning the Group provided in the Information Memorandum. For the purposes of this Summary, all references to the “Issuer” are to the issuer of the Performance Securities.

Issuer	Interpipe Investments Plc.

Guarantor	Interpipe Holdings Plc as Parent.

Issue amount and format

The Performance Securities are issued without any nominal or principal amount, and the only amounts which may be due and payable by the Issuer from time to time under or in respect of the Performance Securities shall be those amounts specifically provided for in the Performance Securities Terms and Conditions.

The Performance Securities will, upon issue, initially be represented by a global certificate registered in the name of a nominee for a common depository of Euroclear and Clearstream, Luxembourg.

Ranking

The Performance Securities are direct, unconditional and unsecured obligations of the Issuer and rank pari passu and without any preference among themselves and at least pari passu with all other outstanding unsecured and unsubordinated obligations of the Issuer.

Listing/rating	The Performance Securities will be unlisted and unrated.

Tranches

The Performance Securities will be issued as follows:

(i)             the number of Performance Securities to be issued in the initial tranche will be determined in accordance with, and following the execution of, the Restructuring Agreement; and

(ii)          any Performance Fee Holder that exercises the Conversion Option pursuant to the Performance Fee Agreement will be issued further Performance Securities, either in a single series or separate tranche, benefitting from the same terms and conditions as the existing Performance Securities.

Additional issues

The Issuer may from time to time, without the consent of the Securityholders, create and issue further Performance Securities, upon and resulting directly from, the exercise by a Performance Fee Holder of the Conversion Option held by it under the terms of the Performance Fee Agreement, subject to certain conditions stated in the Performance Securities Terms and Conditions.

Entitlements

Each Securityholder will be entitled to receive its Pro Rata Share (as defined in Appendix 2 (Performance Securities Terms and Conditions)) of any Performance Sharing Fee, Proceeds Sharing Fee, Early Settlement Amount, Reconciliation Payment, Balancing Payment or any other amount which is due and payable to the

	Securityholders as a class under the Performance Securities Terms and Conditions and as described in the Performance Fee Agreement.

Purchases

The Issuer, the Parent or any member of the Group may at any time purchase the Performance Securities in any manner and at any price.

Any Performance Securities so purchased shall immediately be surrendered to the Registrar for cancellation.

Structure of the Performance Sharing Fee

After the occurrence of the Final Discharge Date, the Issuer shall pay the Performance Sharing Fee to the Securityholders and to each Performance Fee Holder which has not exercised the Conversion Option in instalments, payable for each of the three successive Test Periods, commencing with the First Test Period.

The amount of the fee shall be the higher of the Applicable Percentage of the Guarantor’s:

(i)             Adjusted Consolidated EBITDA; and

(ii)          Adjusted Cashflow

for each Test Period, calculated on the basis of the Parent’s annual audited consolidated financial statements, and (as the case may be) unaudited consolidated financial statements for the relevant Financial Half-Year covering the relevant Test Period.

The Performance Sharing Fee for each Test Period will be due (in circumstances where the relevant Performance Sharing Fee is being determined by reference to the annual audited financial statements) within 25 calendar days after the earlier of the date which is 150 days after the end of that Financial Year or (if earlier) within 30 days of the Parent approving the audited financial statements for that financial year or (in circumstances where the fee is being determined by reference to the prior year’s audited financial statements and unaudited financial statements for the second Financial Quarter) within 25 calendar days after the date which is 90 days after the end of the relevant Financial Quarter.

If a Change of Control occurs or there is a sale of substantially all of the assets of the Group prior to the due date for payment of the relevant Performance Fee Instalment, no (or no further) Performance Sharing Fee will be payable.

Calculation of the Performance Sharing Fees

The Applicable Percentage of Adjusted Consolidated EBITDA or Adjusted Cashflow for each Test Period will be the percentage shown in the column of the table below which is set out opposite and corresponds to the number of years that have elapsed since the Restructuring Effective Date at the start of that Test Period:

	Number of years elapsed	Applicable percentage
	since the Restructuring Effective Date at the start	Adjusted Consolidated
	of the relevant Test Period	EBITDA	Adjusted Cashflow
	1 to 4	15%	22.5%
	5 to 7	20%	27.5%
	8 to 10	25%	33%

Where any Performance Fee Instalment is calculated by reference to both the Parent’s annual audited financial statements for the prior Financial Year and its unaudited year to date consolidated financial statements relating to the second Financial Quarter of the then current Financial Year, the calculation of the instalment shall be tested by reference to the next set of annual audited financial statements to be delivered. If that test demonstrates that the Performance Fee Instalment actually paid should have been higher or lower, the first to fall due of the (i) next Performance Fee Instalment, (ii) any Proceeds Fee Payment, (iii) any Early Settlement Amount, (iv) any Reconciliation Payment or (v) any Balancing Payment shall be increased or decreased by a corresponding amount provided that no such adjustment mechanism will apply to the last scheduled Performance Fee Instalment.

Structure of the Proceeds Sharing Fee

The Issuer shall pay the Proceeds Sharing Fee to the Securityholders as a class by reference to the occurrence of each and any Qualifying Event which generates positive Adjusted Net Sale Proceeds (each such fee a Proceeds Fee Payment).

The amount of each Proceeds Fee Payment payable by the Issuer to the Securityholders as a class shall, subject to adjustments, be the Relevant Proportion of the Total Proceeds Fee Payment (and each Securityholder will be entitled to receive its Pro Rata Share of such payment).

The Total Proceeds Fee Payment means the Applicable Percentage of the Adjusted Net Sale Proceeds as determined by reference to the Qualifying Event Net Proceeds that are received by member(s) of the Group, Principal Shareholder(s) or by other direct shareholder(s) in the Parent pursuant to or in connection with a Qualifying Event.

Calculation of the Proceeds Sharing Fees	The Applicable Percentage of the Adjusted Net Sale Proceeds referable to a Qualifying Events shall be determined by reference to the following table:

	Number of years elapsed since the Restructuring Effective Date at time when relevant Qualifying Event proceeds are received	Relevant Percentage
	Less than 4 years	10%
	4 years or more	20%

The Issuer shall pay each Proceeds Fee Payment payable to the Securityholders within 25 days of receipt by the relevant member(s) of the Group, Principal Shareholder(s) or other direct shareholder(s) in the Parent of any Qualifying Event Net Proceeds. The amount of any Proceeds Fee Payment by the Issuer shall be reduced by the amount of any Performance Fee Instalment already paid by it prior to the date on which the relevant Proceeds Fee Payment falls due (but only to the extent that such Performance Fee Instalment has not already been applied in reduction of a prior Proceeds Fee Payment).

The amount of any Proceeds Fee Payment that falls due during a Test Period by reference to which a Performance Fee Instalment is payable shall be reduced as follows:

(i)             where a Performance Fee Instalment relating to a prior Test Period (the “Prior PFI”) has been paid prior to the date on which the relevant Proceeds Fee Payment falls due, the amount of that Proceeds Fee Payment shall be reduced by the amount of that Prior PFI;

(ii)          where that Prior PFI has not been so paid (A) the due date for payment of that Proceeds Fee Payment shall be deferred until the date on which the Prior PFI falls due for payment, and (B) on that deferred due date for payment, the amount of that Proceeds Fee Payment shall be reduced by the amount of that Prior PFI, but, in each case, only to the extent that the amount of such Prior PFI has not already been applied to reduce the amount of a prior Proceeds Fee Payment.

Early settlement

The Issuer shall have the option to prepay and discharge its obligations to the Securityholders in respect of the Performance Sharing Fee and Proceeds Sharing Fee. See the Performance Securities Terms and Conditions for details on the determination of the Early Settlement Amount and potentially applicable Reconciliation Payments in relation thereto.

Modification

The Performance Securities Fiscal Agent and the Issuer may agree, without the consent of the Securityholders, to:

(i)             any modification of the Performance Securities or any of the provisions of the Performance Securities Fiscal Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law, or

(ii)          any modification (except with respect to a Reserved Matter) of the Performance Securities or the Performance Securities Fiscal Agency Agreement which is not prejudicial to the interests of the Securityholders.

Any modification shall be binding on the holders of the Performance Securities and shall be notified by the Issuer to the holders of the Performance Securities as soon as practicable thereafter in accordance with the Performance Securities Terms and Conditions.

Quorum

The Performance Securities Fiscal Agency Agreement contains provisions for convening meetings of the Performance Securityholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of any of the Performance Securities Terms and Conditions or any of the provisions of the Performance Securities Fiscal Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be:

(i)             (save where (ii) below applies) two or more persons present holding or representing more than 50 per cent. of the Performance Securities for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the number of the Performance Securities held or represented by him or them; or

(ii)          at any meeting the business of which includes any matter defined in the Performance Securities Fiscal Agency Agreement as a Reserved Matter, including the modification of certain of Performance Securities Terms and Conditions, two or more persons present holding or representing not less than 75 per cent., or at any adjourned such meeting not less than 25 per cent., of the Performance Securities for the time being outstanding.

US transfer restrictions:

The Performance Securities have not been, and will not be, registered under the Securities Act or the securities laws of any state of the United States or other jurisdiction and may not be offered or sold within the United States except in compliance with, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable laws of other jurisdictions.

Following their issue, Performance Securities will not constitute “restricted securities” for purposes of Rule 144 under the Securities Act. Transfers of Notes by holders will not be subject to any distribution compliance period, as defined in, and pursuant to, Regulation S under the Securities Act.

Governing law	English law

RISK FACTORS AND OTHER CONSIDERATIONS

Before making a decision whether to participate in the Consent Solicitation, Noteholders should carefully consider all of the information in this Consent Solicitation Memorandum, including the following factors:

The terms of the Restructuring contemplate a significant write off of the amounts owed to Noteholders and the value of the New Notes and Performance Securities is highly speculative

As summarised in the “Overview of the Restructuring” above, the terms of the Restructuring contemplate a significant effective reduction of the outstanding amounts owed by the Issuer and other members of the Group to its various creditors. If the Extraordinary Resolution (by way of Written Resolution) is approved by the Required Proportion and other conditions to the implementation of the Restructuring are fulfilled, the Fees will be paid to the relevant Noteholders and the Existing Notes will be redeemed in consideration for the issue of New Notes and Performance Securities.

The New Notes Terms and Conditions will be substantially different to the Conditions of the Existing Notes, including as to maturity date, optional redemption, covenants and events of default. The value of the New Notes remains speculative and will depend on both the prevailing interest rate environment, other macroeconomic and geopolitical factors, as well as various factors affecting the business, results of operations and prospects of the Group. See “Risk Factors” in the Information Memorandum.

Further, the value of the Performance Securities, if any, will depend on a number of factors, including the repayment or redemption date for the New Notes, the performance of the Group, and the occurrence of any disposals that would trigger the payment of the Proceeds Sharing Fees as contemplated and defined in the Performance Securities Terms and Conditions. As such, the value of the Performance Securities is highly speculative, and there is a risk that these instruments will have no value at all.

As a result, the value, if any, of the Redemption Consideration may not compensate the Noteholders for any losses they may realise as a result of the redemption of the Existing Notes.

Implementation of the Restructuring is subject to a number of conditions. If these conditions are not fulfilled, the Issuer does not currently expect that it would be able to service its outstanding indebtedness.

The implementation of the Extraordinary Resolution is conditional on (a) the Extraordinary Resolution being duly approved by the Required Proportion, (b) the Issuer not having previously terminated the Consent Solicitation in accordance with the provisions for such termination set out in this Consent Solicitation Memorandum and (c) the execution of the Restructuring Agreement by the parties thereto; and (d) the execution of the Second Supplemental Trust Deed and the Sureties Deeds as contemplated by the Restructuring Agreement. There is a risk that this will not occur.

Even if the Extraordinary Resolution is implemented and the Second Supplemental Trust Deed and Sureties Deeds are signed, the full implementation of the Restructuring remains subject to other conditions to the occurrence of the Restructuring Effective Date, as more particularly set out in the Restructuring Agreement. There can be no assurance that all of the conditions to the implementation of the Restructuring will be satisfied and that it will implemented successfully, in a timely manner or at all. If the Second Supplemental Trust Deed and Sureties Deeds are signed, but other conditions to the completion of the Restructuring under the Restructuring Agreement are not satisfied, the Notes will be amended to permit their redemption through the issue and delivery of the Redemption Consideration, while the issue and delivery of the Redemption Consideration to the Existing Holders may be either significantly delayed or not occur at all.

Due to the ongoing difficult operating and financial condition of the Group (see “Overview of the Restructuring — Background”), the Issuer does not currently expect that it would be able to service its outstanding indebtedness in the absence of the Restructuring. As a result, if the Restructuring is not implemented, the Issuer and other entities within the Group may seek protective measures, including through bankruptcy or other insolvency proceedings in the relevant jurisdictions. Alternatively, insolvency proceedings may be instituted by creditors of the Group. The ability of the Group’s creditors, including the Noteholders, to recover any amounts on their outstanding claims, and the amounts of such recovery in these circumstances will be highly uncertain.

The New Notes and the Performance Securities may not have an active trading market, which may have an adverse impact on the value of the New Notes

An active trading market for the New Notes and the Performance Securities may not develop. Neither the New Notes nor the Performance Securities have been registered under the Securities Act, or any U.S. state securities laws and, unless so registered, may not be offered or sold except in a transaction exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes are expected to be listed on the Securities Official List of LuxSe. The Performance Securities will not be admitted to listing on any securities exchange, and neither the New Notes nor the Performance Securities will be admitted to trading on any securities exchange. As both instruments have no existing liquid over-the-counter trading market, there can be no assurance that a liquid market will develop. Further, it is expected that the initial holdings of the New Notes and the Performance Securities will be highly concentrated, with members of the Committee and the funds controlled by them holding a significant majority of outstanding securities as at the Restructuring Effective Date. As a result, there can be no assurance that holders of the New Notes or the Performance Securities will be able to sell either of these instruments or to sell them for a price that reflects their value.

Responsibility for complying with the procedures of the Consent Solicitation

Eligible Noteholders are responsible for complying with all of the procedures for submission of a Consent Instruction. None of the Issuer, the Tabulation Agent or the Trustee assumes any responsibility for informing any holder of Existing Notes of irregularities with respect to any Consent Instructions or otherwise in connection with such holder’s participation in the Consent Solicitation.

Termination and amendment

Subject to applicable law and as provided in this Consent Solicitation Memorandum, the Issuer may, in its sole discretion (subject to applicable law and as provided in this Consent Solicitation Memorandum), extend, re-open, amend or terminate the Consent Solicitation at any time before the announcements referred to above and may, in its sole discretion, waive any of the conditions to the Consent Solicitation.

Irrevocability of Consent Instructions

Consent Instructions will be irrevocable except in the limited circumstances described in “The Consent Solicitation - Revocation Rights”.

Restrictions on transfer of Existing Notes

When considering whether to participate in the Consent Solicitation, Noteholders should take into account that restrictions on the transfer of Existing Notes by Noteholders will apply from the time of submission of Consent Instructions. A Noteholder will, on submitting a Consent Instruction, agree that its Existing Notes will be blocked in the relevant account in the relevant Clearing System from the date the relevant Consent Instruction is submitted until the earlier of (i) Restructuring Effective Date and (ii) the date of any termination of the Consent Solicitation or on which the Consent Instruction is revoked, in the limited circumstances in which such revocation is permitted. If the Restructuring is implemented, then on the Restructuring Effective Date, the Existing Notes will be redeemed in full. During the period when the Existing Notes are blocked from trading by the relevant Clearing System, Noteholders may be unable to liquidate their Existing Notes or react to market conditions and could suffer losses as a result of these restrictions on transferability.

Costs incurred in blocking the Existing Notes

Any fees, if any, which may be charged by the relevant Clearing System to the Direct Participant in connection with the blocking (or unblocking) of the Existing Notes or otherwise must be borne by the Direct Participant or as otherwise agreed between the Direct Participant and the Noteholder. Direct Participants and Noteholders shall have no recourse to the Issuer or the Tabulation Agent with respect to such costs.

Responsibility for Assessing the Merits and Risks of the Consent Solicitation

Each Noteholder is solely responsible for making its own independent appraisal of all matters as such Noteholder deems appropriate (including those relating to the Consent Solicitation and the Issuer) and each Eligible Noteholder must make its own decision as to whether to participate in the Consent Solicitation.

Noteholders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating in the Consent Solicitation.

None of the Issuer, the Parent, the Tabulation Agent, the Trustee nor any of their respective directors, employees or affiliates is acting for any Noteholder, or will be responsible to any Noteholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Consent Solicitation, nor has any of them made or will make any assessment of the merits of the Consent Solicitation or of the impact of the Consent Solicitation on the interests of the Noteholders either as a class or as individuals. Accordingly, none of the Issuer, the Parent, the Tabulation Agent, the Trustee nor any of their respective directors, employees and affiliates makes any recommendation whatsoever regarding the Consent Solicitation, or any recommendation as to whether Eligible Noteholders should participate in the Consent Solicitation.

Responsibility for information on the Issuer, the Group and the Existing Notes

Noteholders are responsible for independently investigating the position of the Issuer, the Group and the nature of the Existing Notes and the terms of the Restructuring. None of the Issuer, the Parent, the Trustee or the Tabulation Agent assumes any responsibility for informing Noteholders as to the position of the Issuer, the position of the Parent, the nature of the Existing Notes, the nature of the New Notes and the Performance Securities and/or the effects of the Proposals if implemented in connection with this Consent Solicitation Memorandum.

Future actions in respect of the Existing Notes

The Issuer reserves the right to take one or more future actions at any time in respect of the Existing Notes. The Issuer may purchase or otherwise acquire from time to time Existing Notes in the open market, in privately negotiated transactions, through tender offers or otherwise. Any future purchases by the Issuer will depend on various factors existing at that time. There can be no assurance as to which, if any, of those alternatives (or combinations thereof) the Issuer will choose to pursue in the future and when such alternatives might be pursued.

TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Noteholder, this Consent Solicitation Memorandum does not discuss the tax consequences for Noteholders arising from the Consent Solicitation. Noteholders are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them or to the Consent Solicitation and the receipt pursuant to the Consent Solicitation of any of the Redemption Consideration and/or Fees, as applicable. Noteholders are liable for their own taxes and have no recourse to the Issuer, the Parent, the Tabulation Agent or the Trustee with respect to taxes arising in connection with the Consent Solicitation or the issue and delivery of the Redemption Consideration or the payment of the Fees, as applicable.

PROCEDURES FOR PARTICIPATING IN THE CONSENT SOLICITATION

Eligible Noteholders who need assistance with respect to the procedures for participating in the Consent Solicitation, as applicable, should contact the Tabulation Agent, the contact details for which are on the last page of this Consent Solicitation Memorandum.

Summary of action to be taken

The Issuer will only accept Consent Instructions submitted in accordance with the procedures set out in this section “Procedures for Participating in the Consent Solicitation”.

In order to submit a Consent Instruction, a Noteholder must first confirm in the relevant Consent Instruction that it is a person to whom the Consent Solicitation can be lawfully made and that may lawfully participate in the Consent Solicitation in accordance with applicable laws and regulations and, if such Noteholder is located in the EEA, it is (i) a qualified investor as defined in the Prospectus Regulation and, if applicable and acting on a non-discretionary basis, is acting on behalf of a beneficial owner that is also a qualified investor as defined in the Prospectus Regulation, and (ii) not a retail investor (as defined above) and, if applicable and acting on a non-discretionary basis, is acting on behalf of a beneficial owner that is not a retail investor, in each case in respect of the Existing Notes. If a Noteholder is unable to provide this confirmation then they should contact the Tabulation Agent prior to the Consent Deadline for further information.

Consent Instructions

Subject as provided herein, the Issuer hereby invites each Eligible Noteholder to consent to the Proposals in respect of all or some only of its Existing Notes.

An Eligible Noteholder may consent to the Proposals, in respect of all or some only of the outstanding Existing Notes held by it, by submitting a valid Consent Instruction pursuant to these terms. Eligible Noteholders who consent to the Proposals must also confirm whether they are a Locked-up Noteholder by selecting the appropriate option in the Consent Instruction. Noteholders may submit a Consent Instruction at any time during the Consent Period which commences on 14 August 2019 and expires at 10.00 a.m. (London time) on 27 August 2019 or at such later date and time as the Issuer may determine, subject always to the provisions set out in the section “The Consent Solicitation — Amendment and Termination” above.

Eligible Noteholders may only submit Consent Instructions in respect of principal amounts of U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof.

The submission of a Consent Instruction, which is not validly revoked, will constitute the consent of the relevant Eligible Noteholder in respect of the Existing Notes which are the subject of the relevant Consent Instruction, to the Proposals.

BT Globenet Nominees Limited is the registered holder of the Existing Notes (the “Registered Holder”). In respect of the Existing Notes, the Registered Holder will execute the Written Resolution in the form set out in Appendix 1 if it is instructed to do so by Direct Participants.

An Eligible Noteholder must clearly state in its Consent Instruction:

(i)                          the aggregate principal amount of the Existing Notes in respect of which it wishes to submit its consent in respect of the Extraordinary Resolution;

(ii)                       the name of the Noteholder and the securities account number at Euroclear or Clearstream, Luxembourg in which the Existing Notes are held; and

(iii)                    the authorisation for the Written Resolution to be executed on its behalf by the Registered Holder.

The submission of a Consent Instruction will occur upon receipt by the Tabulation Agent via the relevant Clearing System of such Consent Instruction submitted in accordance with the requirements of such Clearing System. The receipt of such Consent Instruction by the relevant Clearing System will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of the relevant Existing Notes in the Eligible Noteholder’s account at the relevant Clearing System so that no transfers may be effected in relation to such Existing Notes.

Eligible Noteholders must take the appropriate steps through the relevant Clearing System so that no transfers may be effected in relation to such blocked Existing Notes at any time after the date of submission of such Consent Instruction, in accordance with the requirements of the relevant Clearing System and the deadlines required by such Clearing System. By blocking such Existing Notes in the relevant Clearing System, each Direct Participant will be deemed to consent to have the relevant Clearing System provide details concerning such Direct Participant’s identity to the Tabulation Agent (and for the Tabulation Agent to provide such details to the Issuer, and its legal advisers).

Only Direct Participants may submit Consent Instructions. Each Eligible Noteholder that is not a Direct Participant must arrange for the Direct Participant through which it holds the relevant Existing Notes to submit a Consent Instruction on its behalf to the relevant Clearing System by the deadlines specified by such Clearing System. Such Eligible Noteholder that is not a Direct Participant should contact its broker, dealer, bank, custodian, trust company or other nominee or custodian sufficiently in advance of the Consent Deadline if they wish to consent to the Proposals and procure that the Existing Notes are blocked in accordance with the procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

A Consent Instruction may only be revoked by an Eligible Noteholder, or the relevant Direct Participant on its behalf, in the limited circumstances described in “The Consent Solicitation — Revocation Rights” by submitting a valid electronic revocation instruction to the relevant Clearing System. To be valid, such instruction must specify the Existing Notes to which the original Consent Instruction related, the securities account to which such Existing Notes are credited and any other information required by the relevant Clearing System.

By submitting a valid Consent Instruction to the relevant Clearing System in accordance with the standard procedures of such Clearing System, an Eligible Noteholder and any Direct Participant submitting such Consent Instruction on such Eligible Noteholder’s behalf shall be deemed to agree to, acknowledge, represent, warrant and undertake to the Issuer, the Trustee and the Tabulation Agent the following at (i) the time of submission of such Consent Instruction and (ii) the Consent Deadline (and if an Eligible Noteholder or the Direct Participant is unable to give these acknowledgements, agreements, representations, warranties and undertakings, such Eligible Noteholder or Direct Participant should contact the Tabulation Agent immediately):

(a)                      it has received the Consent Solicitation Memorandum, and has reviewed and accepts the terms, conditions, risk factors and other considerations of the Consent Solicitation, all as described in the Consent Solicitation Memorandum, and has undertaken an appropriate analysis of the implications of the Consent Solicitation without reliance on the Issuer, the Trustee or the Tabulation Agent;

(b)                      by blocking the relevant Existing Notes in the relevant Clearing System, it will be deemed to consent, in the case of a Direct Participant, to have such Clearing System provide details concerning its identity (including such Direct Participant’s account name and account number) to the Tabulation Agent (and for the Tabulation Agent to provide such details to the Issuer and its legal advisers);

(c)                       it has observed the laws of all relevant jurisdictions; obtained all requisite governmental or other required consents; complied with all requisite formalities; and not taken or omitted to take any action in breach of the terms of the Consent Solicitation or which will or may result in the Issuer, the Tabulation Agent, the Trustee or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Consent Solicitation;

(d)                      all authority conferred or agreed to be conferred pursuant to its acknowledgements, agreements, representations, warranties and undertakings, and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(e)                       none of the Issuer, the Parent, the Tabulation Agent or the Trustee has given it any information with respect to the Consent Solicitation save as expressly set out in the Consent Solicitation Memorandum and the Notice nor has any of them made any recommendation to it as to whether it is eligible or should submit a Consent Instruction in respect of the Extraordinary Resolution or otherwise participate in the Consent Solicitation and it has made its own decision with regard to whether to submit a Consent Instruction in respect of the Extraordinary Resolution or otherwise participate in the Consent Solicitation based on any legal, tax or financial advice it has deemed necessary to seek;

(f)                        no information has been provided to it by the Issuer, the Parent, the Tabulation Agent or the Trustee, or any of their respective directors, officers or employees, with regard to the tax consequences for holders of Existing Notes arising from the implementation of the Consent Solicitation and the receipt by such Noteholder of the Redemption Consideration, and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction in connection with the Consent Solicitation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Parent, the Tabulation Agent or the Trustee, or any of their respective directors, officers or employees, or any other person in respect of such taxes and payments;

(g)                       it has had access to such financial and other information concerning the Existing Notes, and has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers, as it deems necessary or appropriate in order to make an informed decision with respect to its submission of a Consent Instruction in respect of the Extraordinary Resolution; it is not relying on any communication (written or oral) made by any party involved in the Consent Solicitation or any such party’s affiliates as constituting a recommendation to submit a Consent Instruction; and it is able to bear the economic risks of participating in the Consent Solicitation;

(h)                      it is not a person to whom it is unlawful to make an invitation pursuant to the Consent Solicitation under applicable securities laws, it has not distributed or forwarded the Consent Solicitation Memorandum or any other documents or materials relating to the Consent Solicitation to any such person(s) and it has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Consent Instruction in respect of the Existing Notes in respect of which it is submitting a Consent Instruction) complied with all laws and regulations applicable to it for the purposes of its participation in the Consent Solicitation;

(i)                          it is a person to whom the Consent Solicitation can be lawfully made and that may lawfully participate in the Consent Solicitation and, if such Noteholder is located in the EEA, it is (i) a qualified investor as defined in the Prospectus Regulation and, if applicable and acting on a non-discretionary basis, is acting on behalf of a beneficial owner that is also a qualified investor as defined in the Prospectus Regulation and (ii) not a retail investor (as defined above) and, if applicable and acting on a non-discretionary basis, is acting on behalf of a beneficial owner that is also not a retail investor, in each case in respect of the Existing Notes;

(j)                         it is not a Sanctions Restricted Person;

(k)                      it has full power and authority to deliver the Consent Instruction in respect of the relevant Existing Notes and give the relevant Consent Instruction in respect of the Extraordinary Resolution;

(l)                          it holds and will hold, until the earlier of (i) the Restructuring Effective Date and (ii) the date of any termination of the Consent Solicitation or on which the Consent Instruction is revoked, in the limited circumstances in which such revocation is permitted, the relevant Existing Notes blocked in the relevant Clearing System and, in accordance with the requirements of, and by the deadline required by, such Clearing System, it has submitted, or has caused to be submitted, the Consent Instruction to such Clearing System to authorise the blocking of such Existing Notes with effect on and from the date of such submission so that no transfers of such Existing Notes may be effected until the occurrence of any of the events specified above;

(m)                  the terms and conditions of the Consent Solicitation shall be deemed to be incorporated in, and form a part of, the Consent Instruction which shall be read and construed accordingly, and that the information given by or on behalf of such Eligible Noteholder in the Consent Instruction is true, accurate and not misleading and will be true, accurate and not misleading in all respects at the date of the Consent Deadline; and

(n)                      it acknowledges that the Issuer, the Parent, the Trustee and the Tabulation Agent will rely upon the truth and accuracy of the foregoing acknowledgements, agreements, representations, warranties and undertakings.

The representation, warranty and undertaking set out in paragraph (j) above shall, other than when such representation, warranty and undertaking is made by a Noteholder (or Direct Participant submitting the relevant Consent Instruction on such Noteholder’s behalf) at the time of submission of the Consent Instruction, not apply if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom) or (ii) any similar blocking or anti-boycott law in the United Kingdom.

If the relevant Eligible Noteholder is unable to give any of the representations and warranties set out above, such Eligible Noteholder should contact the Tabulation Agent.

General

Irrevocability of Consent Instructions

The submission of valid Consent Instructions in accordance with the procedures set out in this section “Procedures for Participating in the Consent Solicitation” will be irrevocable (except in the limited circumstances described in “The Consent Solicitation - Revocation Rights”).

Irregularities

All questions as to the validity, form, eligibility and valid revocation (including times of receipt) of any Consent Instruction will be determined by the Issuer in its sole discretion, which determination shall be final and binding.

The Issuer reserves the absolute right to reject any and all Consent Instructions or revocation instructions not in proper form or for which any corresponding agreement by the Issuer to accept would, in the opinion of the Issuer and its legal advisers, be unlawful. The Issuer further reserves the absolute right to waive any defects, irregularities or delay in the submission of any and all Consent Instructions or revocation instructions. The Issuer also reserves the absolute right to waive any such defect, irregularity or delay in respect of Consent Instructions, whether or not the Issuer elects to waive similar defects, irregularities or any delay in respect of any other Consent Instructions.

Any defect, irregularity or delay must be cured within such time as the Issuer determines, unless waived by it. Consent Instructions will be deemed not to have been made until such defects, irregularities or delays have been cured or waived. None of the Issuer, the Tabulation Agent or the Trustee shall be under any duty to give notice to a Noteholder of any defects, irregularities or delays in any Consent Instruction or revocation instruction nor shall any of them incur any liability for failure to give such notice.

INDEX TO APPENDICES

Appendix
1.	Form of Notice and Extraordinary Resolution

2.	Performance Securities Terms and Conditions

3.	Information Memorandum

4.	Restructuring Agreement